Exhibit 4.3

L3 TECHNOLOGIES MASTER SAVINGS PLAN

(Effective January 1, 2017)

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INTRODUCTION		1

ARTICLE I - DEFINITIONS		2

1.1	Account	2
1.2	Affiliate	2
1.3	After-Tax Contributions	2
1.4	After-Tax Contribution Account	2
1.5	Beneficiary	2
1.6	Board of Directors	3
1.7	Catch-Up Contributions	3
1.8	Catch-Up Contribution Account	3
1.9	Code	3
1.10	Committee	3
1.11	Company	3
1.12	Compensation	3
1.13	Dividend Election	4
1.14	Eligible Employee	5
1.15	Employee	5
1.16	Employee Contributions	5
1.17	Employee Contribution Account	5
1.18	Employer	5
1.19	Employer Contribution Account	5
1.20	Employer Contributions	5
1.21	ERISA	6
1.22	ESOP	6
1.23	ESOP Account	6
1.24	Former Participant	6
1.25	Highly Compensated Employee	6
1.26	Hour of Service	7
1.27	Investment Fund	8
1.28	L3 Stock	8
1.29	L3 Stock Fund	8
1.30	Matching Contributions	8
1.31	Matching Contribution Account	8
1.32	Non-Covered Employer	9
1.33	Non-Covered Status	9
1.34	Non-Highly Compensated Employee	9
1.35	Normal Retirement Date	9
1.36	Participant	9
1.37	Period of Service	9
1.38	Period of Severance	9
1.39	Plan	9
1.40	Plan Year	9
1.41	Pre-Tax Contributions	9
1.42	Pre-Tax Contribution Account	10
1.43	Prior Plan	10
1.44	Recordkeeper	10
1.45	Rollover Contributions	10
1.46	Rollover Contribution Account	10
1.47	Roth Elective Deferral Account	10
1.48	Service	10

L3 Technologies Master Savings Plan

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1.49	Severance From Service Date	10
1.50	Supplemental Contributions	11
1.51	Supplemental Contribution Account	11
1.52	Termination of Employment	11
1.53	Total Disability	11
1.54	Trust or Trust Fund	11
1.55	Trust Agreement	11
1.56	Trustee	11
1.57	Valuation Date	11

ARTICLE II - ADMINISTRATION		12

2.1	Committee	12
2.2	Discretionary Power to Interpret and Administer the Plan	12
2.3	General Provisions	12
2.4	Power to Execute Plan and Government Documents	13
2.5	Claims Procedure	13
2.6	Indemnification	13

ARTICLE III - PARTICIPATION		14

3.1	General Conditions of Eligibility	14
3.2	Election to Participate	14
3.3	Transfers from Non-Covered Status	14
3.4	Transfer to Non-Covered Status	14
3.5	Transfers Among Participating Employers	15
3.6	Eligibility upon Re-employment	15
3.7	Service Under Elapsed Time Method	15
3.8	Qualified Military Service	16
3.9	FMLA	16

ARTICLE IV - CONTRIBUTIONS		17

4.1	Pre-Tax Contributions	17
4.2	After-Tax Contributions	18
4.3	Catch-Up Contributions	19
4.4	Matching Contributions	19
4.5	Other Employer Contributions	20
4.6	Rollover Contributions	20
4.7	Contributions Required by the terms of a Collective Bargaining Agreement.	21
4.8	Suspension of Contributions Upon Transfer to Non-Covered Status	21
4.9	Timing of Contributions to Trustee	21
4.10	Method by Which Contributions are Made to the Trust	21
4.11	Transfers from Prior Plan	21
4.12	Qualified Non-Elective Contributions	22

ARTICLE V - LIMITATIONS ON CONTRIBUTIONS		23

5.1	Suspension of Contributions Upon Reaching the Savings Maximum	23
5.2	Return of Excess Deferrals	23

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5.3	Section 401(k) Limit on Pre-Tax Contributions	24
5.4	Section 401(m) Limit on Matching Contributions	25
5.5	Annual Additions Limit	27

ARTICLE VI - PARTICIPANTS’ ACCOUNTS		31

6.1	Establishment of Accounts	31
6.2	Accounts In Investment Funds	31
6.3	How Accounts are Valued	31

ARTICLE VII - INVESTMENT OF CONTRIBUTIONS; TRANSFERS BETWEEN FUNDS		32

7.1	Participant Directed Investments	32
7.2	Discontinued Funds	33
7.3	Limitation or Suspension of Transaction and Limitation of Daily Securities Trading	33

ARTICLE VIII - VESTING		34

8.1	Full Vesting in Employee Contribution Account	34
8.2	Vesting in Employer Contribution Account	34
8.3	Forfeitures	35

ARTICLE IX - WITHDRAWALS PRIOR TO TERMINATION OF SERVICE; LOANS		36

9.1	Withdrawals	36
9.2	Withdrawal of After-Tax Contributions	36
9.3	Withdrawal of Rollover Contribution Account	36
9.4	Withdrawal of Vested Matching Contribution Account	36
9.5	Withdrawal of Pre-Tax Contributions	36
9.6	Hardship Withdrawals	36
9.7	Withdrawal of Catch-Up Contributions	38
9.8	Withdrawal Pro-Rata from Investment Funds	38
9.9	Timing of Withdrawal Payments	38
9.10	Loans	38

ARTICLE X - DISTRIBUTIONS		40

10.1	Payment Upon Termination of Employment	40
10.2	Cash-Out	40
10.3	Application for Benefits	40
10.4	General Rules	40
10.5	Consent for Early Distributions	41
10.6	Direct Rollover	41
10.7	Distributions in Cash or Stock	42
10.8	Qualified Joint and Survivor Annuity	42
10.9	Qualified Preretirement Survivor Annuity	43

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ARTICLE XI - SPECIAL TOP-HEAVY PROVISIONS		45

11.1	Top-Heavy Rules	45
11.2	Definitions	45
11.3	Minimum Contribution	47
11.4	Top-Heavy Vesting Schedule	47

ARTICLE XII - FUNDING OF THE SAVINGS PLAN; TRUST FUND		48

12.1	Trust Agreement	48
12.2	Income on Funds	48
12.3	Exclusive Benefit of Trust Fund	48
12.4	Mistake of Fact	48
12.5	Contributions Disallowed by Code	48

ARTICLE XIII - AMENDMENT AND TERMINATION		49

13.1	Plan Amendments	49
13.2	Plan Termination; Discontinuance of Contributions	49
13.3	Vesting on Plan Termination	49
13.4	Distributions on Plan Termination	49

ARTICLE XIV - GENERAL PROVISIONS		50

14.1	No Contract of Employment	50
14.2	Payments Solely from Trust Fund	50
14.3	Incompetency	50
14.4	Alienation and QDROs	50
14.5	Notice to the Committee	51
14.6	Mergers and Transfers	51
14.7	Fiduciaries	51
14.8	Plans Shall Comply with Law; Choice of Law	51
14.9	ERISA 404(c)	51
14.10	Gender	52
14.11	Deemed Distributions of Unvested Amounts	52
14.12	Headings	52
14.13	Missing Payees	52
14.14	Changes in Vesting Schedule	52
14.15	Tax Withholding	53
14.16	Common Trust Funds	53

ARTICLE XV - ESOP PROVISIONS		54

15.1	ESOP Portion of the Plan.	54
15.2	Distribution of Dividends	54

SCHEDULE A MINIMUM REQUIRED DISTRIBUTIONS		A-1

SCHEDULE B and appendices

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INTRODUCTION

L3 Technologies, Inc. (the “Company”) maintains the L3 Technologies Master Savings Plan (the “Plan”) to provide retirement benefits to eligible employees of the Company, its subsidiaries and its business units.

The L3 Technologies Master Savings Plan is comprised of two parts.  The first part consists of this Plan document, which sets forth the provisions that apply to all eligible employees.  This restated Plan document is effective as of January 1, 2017.

The second part consists of Schedule B and Appendices, which set forth the specific benefits, rights and features that apply to employees of each of the participating business units.  Each of the Appendices is effective as of the date stated therein.

The Plan was originally adopted effective May 1, 1997 by L-3 Communications Corporation.  Effective after the close of business on December 31, 2016, L-3 Communications Corporation changed its name to L3 Technologies, Inc.  Accordingly, the name of the Plan was changed from the L-3 Communications Corporation Master Savings Plan to the L3 Technologies Master Savings Plan effective January 1, 2017.

The Plan was amended and restated effective August 1, 2013 to include within the Plan an employee stock ownership plan, within the meaning of Section 4975(e)(7) of the Code, designed to invest primarily in L3 Stock (the “ESOP”).  The ESOP will be comprised of that portion of each Participant’s After-Tax Contribution Account, Catch-Up Contribution Account, Matching Contribution Account, Pre-Tax Contribution Account, Rollover Contribution Account, Roth Elective Deferral Account and Supplemental Contribution Account that is invested in the L3 Stock Fund.  The L3 Stock Fund, which has previously been established as an Investment Fund shall be continued at all times as an available Investment Fund under the Plan.  The Plan is a profit sharing plan, except for the ESOP portion of the Plan which is a stock bonus plan.

The Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and its Trust is intended to be tax-exempt under Code Section 501(a).  Participants are entitled to receive benefits in accordance with the terms of the Plan in effect on the date they terminate employment or retire.

L3 Technologies Master Savings Plan

ARTICLE I - DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth herein.

1.1	Account

“Account” means the individual account or accounts established for a Participant to record contributions as adjusted for gains, including earnings, and losses.

1.2	Affiliate

“Affiliate” means the Company and any entity which is required to be aggregated with the Company for purposes of the controlled group rules of Code Section 414(b), the common control rules of Code Section 414(c), the affiliated service group rules of Code Section 414(m), the rules of Code Section 414(o), and, solely for purposes of applying the rules under Section 5.5, the rules of Code Section 415(h).

1.3	After-Tax Contributions

“After-Tax Contributions” means contributions made pursuant to Section 4.2 of the Plan by a Participant on an after-tax basis.

1.4	After-Tax Contribution Account

“After-Tax Contribution Account” means the Account established for a Participant to record After-Tax Contributions and after-tax contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.5	Beneficiary

“Beneficiary” means the Participant’s beneficiary, as designated by the Participant by providing a designation to the Recordkeeper.  Such designation may be revoked or changed by providing notice to the Recordkeeper.  A designation or change of beneficiary designation shall be delivered to the Recordkeeper in accordance with the Plan’s written administrative procedures.  If upon the death of the Participant there is no properly designated beneficiary then living, “Beneficiary” shall mean the first surviving class of the following classes of beneficiaries:  (a) the Participant’s surviving spouse, (b) the Participant’s surviving children per stirpes (excluding stepchildren but including adopted children), and (c) the Participant’s estate.  Notwithstanding the foregoing, for a Participant who is legally married, “Beneficiary” shall be the Participant’s legal spouse at the time of death unless the Participant designates another beneficiary with the written consent of the Participant’s spouse, which consent acknowledges the specific non-spouse beneficiary, and is given in accordance with the provisions of the Code.   Such consent shall not be valid if the Participant subsequently changes his or her beneficiary designation unless the consent form states that the Participant may subsequently change the beneficiary.  As required by the context of the Plan, the term “Beneficiary” shall include alternate payees, as defined in Code Section 414(p).  If a married Participant designated his or her spouse as Beneficiary and the Plan is provided with written proof of a subsequent legal divorce with such spouse, his or her ex-spouse shall be deemed to have predeceased the Participant for purposes of this Beneficiary designation except to the extent an applicable court order provides that death benefits are payable to the ex-spouse.

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1.6	Board of Directors

“Board of Directors” means the Board of Directors of the Company.

1.7	Catch-Up Contributions

“Catch-Up Contributions” means the contributions made by an Employer at the election of a Participant under Section 4.3, which contributions meet the requirements of, and are described in, Section 414(v) of the Code.  Such Catch-Up Contributions shall not be taken into account for purposes of the Plan provisions implementing the limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the Plan provisions implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

1.8	Catch-Up Contribution Account

“Catch-Up Contribution Account” means the Account established for a Participant to record Catch-Up Contributions and catch-up contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.9	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all appropriate regulations and administrative guidance.

1.10	Committee

“Committee” means the Benefit Plan Committee, which administers the Plan.

1.11	Company

“Company” means L3 Technologies, Inc., a Delaware corporation.  The Company shall act by resolution of its Board of Directors.

1.12	Compensation

“Compensation” has the meaning provided in the applicable Appendix and includes Basic Compensation, Compensation in any Plan Year shall be taken into account up to, but shall not exceed, the limit in Section 401(a)(17) of the Code in effect for that Plan Year.  Any increase in the Section 401(a)(17) limit shall not apply to years preceding the first year for which the increase is effective.   If a cost of living adjustment is declared under the Code Section 401(a)(17) with respect to any calendar year, it shall affect the Compensation for the Plan Year that begins on the January 1st of that same calendar year.

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Solely for purposes of the nondiscrimination rules and top-heavy rules of Sections 5.3, 5.4 and 11.2, Compensation shall mean as defined in Section 5.5(d).  For purposes of determining the amount of any contributions to this Plan, Compensation shall not include stock-based compensation (whether settled in cash or stock) or discretionary cash appreciation awards.  For the avoidance of doubt, stock-based compensation includes cash payments made as dividend equivalents on stock-based awards, and cash payments earned as a result of stock price appreciation or total shareholder returns (whether on a relative or absolute basis).

For any Employer listed on Schedule B, Compensation shall not be determined in accordance with any Appendix, but instead shall be determined in accordance with the following paragraphs, subject to the limit set forth in Section 401(a)(17) of the Code in effect for that Plan Year and such other rules under Code Section 401(a)(17) as are set forth in the foregoing provisions of this Section:

Compensation shall mean all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings; commissions; overtime compensation; performance based bonuses; regular vacation pay; and elective payroll deduction contributions under Code Sections 125, 132(f)(4) and 401(k).

Compensation shall include performance based bonuses for Participants employed by an Employer only if so provided on Schedule B with respect to that Employer.

Compensation shall not include non-performance based bonuses; incentive pay; severance payments; termination incentive payments; lump sum vacation allowances; taxable fringe benefits; stock-based compensation (whether settled in cash or stock); imputed income from life insurance; employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan; employee deferrals or contributions to any nonqualified deferred compensation plan; distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan; or any reimbursed expenses, such as relocation expenses and education expenses; and any other item not specifically included in Compensation herein.

1.13	Dividend Election

“Dividend Election” means the election of a Participant or Beneficiary in accordance with Section 15.2  that cash dividends on L3 Stock paid to the Participant’s or Beneficiary’s ESOP Account are either: (a) distributed in cash to the Participant or Beneficiary no later than 90 days after the last day of the Plan Year in which the dividend is paid; or (b) reinvested in the L3 Stock Fund allocated to the Participant’s or Beneficiary’s ESOP Account.

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1.14	Eligible Employee

“Eligible Employee” means an Employee who meets the requirements of the applicable Appendix.

1.15	Employee

“Employee” means any person who is a common-law employee of the Employer, but excluding any individual who is (a) an independent contractor, (b) a person included in a unit of employees covered by a collective bargaining agreement which does not expressly provide for such person’s participation in the Plan, (c) an employee with no U.S. source income, or (d) a “leased employee” within the meaning of Code Section 414(n).  The Employer’s classification of a person at the time services are performed by such person shall be conclusive.  No reclassification of a person’s status with an Employer, for any reason, without reason to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, either retroactively or prospectively, shall result in the person being regarded as an Employee during such time.  As used in each Appendix, Employee means the Employee of the Employer named in the Appendix.

1.16	Employee Contributions

“Employee Contributions” means a Participant’s Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions and Rollover Contributions.

1.17	Employee Contribution Account

“Employee Contribution Account” means the Pre-Tax Contribution Account, After-Tax Contribution Account, Catch-Up Contribution Account, Rollover Contribution Account and Roth Elective Deferral Account.

1.18	Employer

“Employer” means each business unit that participates in the Plan in accordance with the terms of an applicable Appendix.

1.19	Employer Contribution Account

“Employer Contribution Account” means the Matching Contribution Account, Supplemental Contribution Account and any other Account maintained by the Recordkeeper to record employer contributions.

1.20	Employer Contributions

“Employer Contributions” means the Matching Contributions, Supplemental Contributions and any other contributions made by the Employer pursuant to the terms of an applicable Appendix or made under the terms of a Prior Plan and transferred to this Plan.

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1.21	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all appropriate regulations and administrative guidance.

1.22	ESOP

“ESOP” means the employee stock ownership plan portion of the Plan.

1.23	ESOP Account

“ESOP Account” means the Account maintained for a Participant in the ESOP that is comprised of that portion of a Participant’s After-Tax Contribution Account, Catch-Up Contribution Account, Matching Contribution Account, Pre-Tax Contribution Account, Rollover Contribution Account, Roth Elective Deferral Account and Supplemental Contribution Account that is invested in the L3 Stock Fund.

1.24	Former Participant

“Former Participant” means an individual who is not an Employee but has an account balance under the Plan.

1.25	Highly Compensated Employee

“Highly Compensated Employee” means an Employee who is employed by the Company during the determination year and is:

(a)	An Employee who was a five-percent owner (as defined in Section 416(i)(1) of the Code) at any time during the determination year or the look-back year; or.

(b)
An Employee who received compensation in excess of $80,000 (or such higher amount as may be established from time to time by the Internal Revenue Service) and was in the top-paid group for the look-back year.

For purposes of the definition of “Highly Compensated Employee”:  the “determination year” is the Plan Year for which the determination of who is a highly compensated employee is being made; the “look back year” is the Plan Year immediately preceding the determination year; the “top-paid group” is the group consisting of the top 20 percent of Employees when ranked on the basis of compensation paid during the look-back year;   “compensation” is defined within the meaning of Section 415(c)(3) of the Code and includes elective or salary reduction contributions to a cafeteria plan or a cash or deferred arrangement; and employers aggregated under Section 414(b), (c), (m) or (o) are treated as a single employer.

For purposes of determining the number of Employees in the top-paid group: Employees who normally work less than 17.5 hours per week and Employees who normally work not more than six months during any year shall not be excluded; and Employees who have not completed six months of service and Employees who have not attained age 21 shall be excluded.

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1.26	Hour of Service

“Hour of Service” means

(a)	Each hour for which the Employee is paid, or entitled to payment, directly or indirectly, from an Employer or an Affiliate.

(b)	Each hour for which back pay, irrespective of mitigation of damages, is awarded to the Employee or agreed to by an Employer or an Affiliate.

(c)
Each hour for which an Employee is paid or entitled to payment by an Employer or an Affiliate on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence.  An Hour of Service for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which the Employee performed no duties shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with any applicable worker’s compensation, disability insurance, or unemployment compensation law.  Hours of Service also shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.  Not more than 501 Hours of Service shall be credited under this subsection to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period).

(d)	Hours of Service performed for the Employer as a “leased employee,” as defined in Section 414(n) of the Code, shall be taken into account for eligibility and vesting purposes only.

(e)
Solely for purposes of determining whether an Employee has incurred a Break-in-Service, an Employee who is not otherwise credited with an Hour of Service under subsection (a), (b) or (c) above, shall be credited with an Hour of Service for each additional hour which is part of an Employee’s customary work week with an Employer or an Affiliate during which the Employee is on an unpaid authorized leave of absence, provided the Employee resumes employment with an Employer or an Affiliate upon the expiration of such authorized leave of absence.

(f)
Solely for purposes of determining whether an Employee has incurred a Break-in-Service, an Employee who is absent from work for maternity or paternity reasons and who is not otherwise credited with an Hour of Service under subsection (a), (b), (c) or (d), above, shall receive credit for the Hours of Service for which he would have been regularly scheduled had the Employee performed duties for an Employer or an Affiliate during such absence.  For purposes of such determination, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of such Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.  Hours of Service credited for purposes of such determination shall be credited in the Plan Year in which such absence begins, if necessary to prevent a One Year Period of Severance, or, in all other cases, in the next following Plan Year.  In no event will more than 501 Hours of Service be credited for any single continuous period of time during which the person did not or would not have performed duties.

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(g)
The same Hours of Service shall not be credited more than once under subsections (a), (b), (c) or (d) above.  The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations, 29 C.F.R. § 2530.200b‑2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations, 29 C.F.R. § 2530.200b-2(c).

1.27	Investment Fund

“Investment Fund” means the investment funds offered under the Plan.  Except for the L3 Stock Fund, the Investment Funds may be changed by the Committee from time to time without formal plan amendment.

1.28	L3 Stock

“L3 Stock” means, with respect to periods beginning on or after January 1, 2017, the common stock of L3 Technologies, Inc. and with respect to periods ending on or before December 31, 2016, the common stock of L-3 Communications Holdings, Inc.

1.29	L3 Stock Fund

“L3 Stock Fund” means the Investment Fund that consists of L3 Stock.

1.30	Matching Contributions

“Matching Contributions” means the Employer contributions described in Section 4.4 of the Code.

1.31	Matching Contribution Account

“Matching Contribution Account” means the Account established for a Participant to record Matching Contributions and matching contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

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1.32	Non-Covered Employer

“Non-Covered Employer” means a business unit of the Company or an Affiliate that is not an Employer.

1.33	Non-Covered Status

“Non-Covered Status” means a Participant’s change of employment status while remaining an employee of an Employer or an Affiliate such that he is no longer an Employee as defined in the Plan.

1.34	Non-Highly Compensated Employee

“Non-Highly Compensated Employee” means any Employee or former Employee who is not a Highly Compensated Employee.

1.35	Normal Retirement Date

“Normal Retirement Date” means the Participant’s 65th birthday.

1.36	Participant

“Participant” means an Employee who has met the eligibility requirements of the applicable Appendix and, to the extent required under Section 3.2 of the Plan, has elected to participate in the Plan.

1.37	Period of Service

“Period of Service” is defined in Section 3.7(a).

1.38	Period of Severance

“Period of Severance” is defined in Section 3.7(c).

1.39	Plan

“Plan” means this L3 Technologies Master Savings Plan, as amended from time to time, which includes the Plan document, Appendices and the Trust Agreement.

1.40	Plan Year

“Plan Year” means the calendar year.

1.41	Pre-Tax Contributions

“Pre-Tax Contributions” means a Participant’s elective deferrals made as described in Section 402(g)(3) of the Code and made pursuant to Section 4.1 of the Plan.

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1.42	Pre-Tax Contribution Account

“Pre-Tax Contribution Account” means the Account established for a Participant to record Pre-Tax Contributions and pre-tax contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.43	Prior Plan

“Prior Plan” means a tax-qualified plan maintained by a prior employer.

1.44	Recordkeeper

“Recordkeeper” means the third party recordkeeper for the Plan.

1.45	Rollover Contributions

“Rollover Contributions” means the contributions made by an Employee in cash of an amount described in and subject to the provisions of Sections 401(a)(31), 402, 403 or 408 of the Code.

1.46	Rollover Contribution Account

“Rollover Contribution Account” means the Account established for a Participant to record Rollover Contributions and rollover contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.47	Roth Elective Deferral Account

“Roth Elective Deferral Account” means the Account established for a Participant to record “designated Roth contributions,” as defined in Code Section 402A, made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.  No new designated Roth contributions may be made under this Plan.

1.48	Service

“Service” means the period for which an Employee is paid or is entitled to payment, subject to the rules and restrictions of Article III, for the performance of duties for an Employer, and, solely for purposes of eligibility and vesting, for the Company and an Affiliate.  If an Employee transfers employment to the Company or an Affiliate in connection with a corporate acquisition, Service includes an Employee’s period of employment with the prior employer.

1.49	Severance From Service Date

“Severance From Service Date” is defined in Section 3.7(b).

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1.50	Supplemental Contributions

“Supplemental Contributions” means the contributions, other than Matching Contributions, made by an Employer pursuant to an applicable Appendix, which contributions may be referred to in an Appendix as “supplemental contributions” or “profit sharing contributions” or “employer contributions”.

1.51	Supplemental Contribution Account

“Supplemental Contribution Account” means the Account established for a Participant to record Supplemental Contributions and supplemental contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.52	Termination of Employment

“Termination of Employment” means a severance from employment within the meaning of  Section 401(k)(2)(B) of the Code.

1.53	Total Disability

“Total Disability” means a Participant is considered to be totally and permanently disabled as determined under the Employer’s administrative and payroll procedures.

1.54	Trust or Trust Fund

“Trust” or “Trust Fund” means the fund held by the Trustee under the Trust Agreement to which contributions to the Plan shall be made and out of which withdrawals and distributions under the Plan shall be paid.

1.55	Trust Agreement

“Trust Agreement” means the Trust Agreement between the Company and the Trustee, pursuant to which the Plan is funded, as in effect from time to time.  The Trust Agreement is incorporated by reference into, and is fully a part of, the Plan.

1.56	Trustee

“Trustee” means the trustee at any time acting under the Trust Agreement.

1.57	Valuation Date

“Valuation Date” means the end of each business day.

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ARTICLE II - ADMINISTRATION

2.1	Committee

The Committee shall consist of members appointed by the Board of Directors to serve at its pleasure.  Any member of the Committee may resign by delivering his written resignation to the General Counsel of the Company.

2.2	Discretionary Power to Interpret and Administer the Plan

(a)
Subject to the limitations of the Plan, the Committee shall establish rules for the administration and interpretation of the Plan.  The determination of the Committee as to any disputed question shall be conclusive.  All actions, decisions and interpretations of the Committee in administering the Plan shall be performed in a uniform and non‑discriminatory manner.

(b)
The Committee has complete discretionary and final authority to determine all questions concerning the interpretation and administration of the Plan.  The administrative decisions and Plan interpretations made by the Committee shall be given full deference by any court of law.

(c)	Each member of the Committee may delegate committee responsibilities among the Company’s directors, officers or employees, and may consult with and hire outside experts.

(d)
Employees of the Company or an Affiliate who are human resources personnel or benefits representatives shall, under the authority of the Committee, perform the routine administration of the Plan, such as distributing and collecting forms, creating rules and procedures, and providing information about Plan procedures.

(e)	Should any individual receive oral or written information concerning the Plan, which is contradicted by a subsequent determination by the Committee, the Committee’s final determination shall control.

2.3	General Provisions

(a)
The members of the Committee may authorize one or more of their members to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

(b)
Any act which the Plan authorizes or requires the Committee to do must be done by a majority of its members.  The action of such majority shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

(c)	The Committee may employ counsel and other agents and may procure such clerical, accounting and other services as they may require in carrying out the provisions of the Plan.

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(d)	No member of the Committee shall receive any compensation for his or her services as such.

(e)	All expenses of administering the Plan, including, but not limited to, fees of accountants and counsel, shall be paid from the Trust Fund except to the extent paid by the Company.

(f)
For purposes of ERISA, the Company shall be the “Named Fiduciary” and the “Plan Administrator” and is hereby designated as agent for service of legal process for the Plan.  The Company may delegate any and all of its responsibilities as Named Fiduciary and as Plan Administrator among its directors, officers or employees and may consult with and hire outside experts.

2.4	Power to Execute Plan and Government Documents

Any appointed Vice President of the Company shall have the authority to execute governmental filings or other documents relating to the Plan, or the Company, through action of its Board of Directors, may delegate this authority to another officer or employee of the Company.

2.5	Claims Procedure

(a)
The Committee shall make all determinations as to the right of any person to benefits. The Committee shall adopt procedures for the presentation of claims for benefits and for the review of the denial of such claims by the Committee. The decision of the Committee upon such review shall be final, subject to appeal rights provided by law.

(b)
Any legal action for benefits under the Plan must be commenced within two years of the date that an initial claim for benefits was filed with the Plan Administrator. The Plan Administrator will be the necessary party to any action or proceeding involving the assets held with respect to the Plan or the administration thereof. No Employee, Participant, Former Participant or their Beneficiaries, or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process. Any final judgment that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

2.6	Indemnification

To the fullest extent permitted by law, the Company agrees to indemnify, to defend, and hold harmless the members of the Committee, individually and collectively, against any liability whatsoever for any action taken or omitted by them in good faith in connection with the Plan or their duties hereunder and for any expenses or losses for which they may become liable as a result of any such actions or non-actions unless resultant from their own gross negligence or willful misconduct as determined by the Board of Directors, and the Company shall purchase insurance for the Committee to cover any of their potential liabilities with regard to the Plan and Trust.

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ARTICLE III - PARTICIPATION

3.1	General Conditions of Eligibility

(a)
Each Employee shall be eligible to participate in the Plan after satisfying the eligibility requirements set forth in the applicable Appendix.  For any Employer listed on Schedule B, eligibility shall not be determined in accordance with any Appendix, but instead each Employee of such Employer shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

(b)	An Employee shall be eligible to participate in the Plan only during those periods during which the Employee is in the Service of an Employer.

(c)
A Participant who remains employed with an Employer, but who ceases to be an Employee because of a change in employment status shall become a Former Participant.  Accounts of all Former Participants shall (unless liquidated) continue to be adjusted by other amounts properly credited or debited to such Accounts pursuant to Article VI of the Plan.

3.2	Election to Participate

Each Employee who satisfies the eligibility requirements of the applicable Appendix shall become a Participant only upon making proper application in accordance with procedures established by the Committee and the Recordkeeper; provided, however, that if the Employer makes Employer Contributions that are not conditioned on the Employee’s election to make Pre-Tax Contributions or After-Tax Contributions, the Employee shall automatically become a Participant, without making an application, upon satisfying the eligibility requirements for such Employer Contributions.

3.3	Transfers from Non-Covered Status

In the event an individual who is in Non-Covered Status or is an employee of a Non-Covered Employer is transferred to and becomes an Eligible Employee, such individual shall be eligible to participate in the Plan in accordance with the terms of the applicable Appendix, and his or her Service shall include his or her Service in Non-Covered Status or with the Non-Covered Employer; provided, however, that if he was eligible to participate in the Plan or any qualified defined contribution plan maintained by the Company or an Affiliate immediately prior to such transfer, he shall be eligible to participate in the Plan on the first day of the payroll period next following the date he becomes an Employee hereunder.

3.4	Transfer to Non-Covered Status

In the event a Participant is transferred to Non-Covered Status or to a Non-Covered Employer, no further contributions shall be made on behalf of the Participant.  The Participant shall continue to receive vesting credit under the Plan for service in Non-Covered Status or with a Non-Covered Employer.

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3.5	Transfers Among Participating Employers

(a)
If an Employee transfers employment from one Employer to another Employer after he or she is eligible to participate in the Plan, the Employee shall continue to be eligible to participate in the Plan under the terms of the Appendix that applies to the subsequent Employer, notwithstanding that the Employee may not have met the eligibility requirements of such Appendix.  The Employee’s account balance attributable to service with the Employer from which the Employee transferred shall continue to vest in accordance with the vesting schedule applicable to such Employer.

(b)
If an Employee transfers employment from one Employer to another Employer before he or she is eligible to participate in the Plan, the Employee shall become eligible to participate in the Plan under the terms of the Appendix that is applicable to the Employer to whom the Employee transferred, including any eligibility requirements.

3.6	Eligibility upon Re-employment

(a)
Any Employee who terminates employment with an Employer before he or she is eligible to participate in the Plan and is reemployed by any Employer shall be eligible to participate in the Plan after satisfying the eligibility requirements set forth in the applicable Appendix.  For purposes of this subsection (a), all Service with the Employer, the Company and its Affiliates shall be taken into account except as otherwise provided under Section 3.7(d).

(b)
An Employee who terminates employment with the Employer after he or she is eligible to participate in the Plan and is reemployed by any Employer shall again become a Participant as of the date on which he or she again becomes an Employee, provided he or she makes proper application, if required under Section 3.2.

3.7	Service Under Elapsed Time Method

(a)
A Period of Service begins on the date the Employee first completes an Hour of Service or the date on which the Employee completes an Hour of Service following a Period of Severance and ends on his or her Severance from Service Date.

(b)
Service shall not be credited on or after any Severance from Service Date.  As of a Severance from Service Date, the Participant shall become a Former Participant.  A Severance from Service Date is the earlier of (1) the date on which the Employee quits, retires, is discharged or dies, or (2) the first anniversary of the first date of a period in which the Employee remains absent from Service with the Employer for any reason other than quit, retirement, discharge or death. If a quit, retirement, death, or termination occurs following an absence for any other reason (such as leave, or temporary lay-off with recall rights), but before a Period of Severance has occurred, then a Severance from Service Date will occur as of the quit, retirement, death or termination.  Notwithstanding the preceding, if an Employee quits, retires, or terminates, and returns to active employment within 12 months of his initial Severance from Service Date, then his entire Period of Severance will be credited as a Period of Service for eligibility and vesting purposes, although not for contribution purposes.

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(c)
A Period of Severance is the time between the Employee’s Severance from Service Date and the date the Employee again performs an Hour of Service with the Employer or an Affiliate.  If an Employee’s absence is due to maternity or paternity leave, a Period of Severance shall begin on the first anniversary of the Employee’s Severance from Service Date. A maternity or paternity leave of absence means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

(d)
Should an Employee who is not vested in all his Accounts incur a Period of Severance, and again become an Employee, the Periods of Service earned before and after the Period of Severance shall be aggregated.

3.8	Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to “qualified military service,” as defined in  Code Section 414(u)(5), will be provided in accordance with Code Section 414(u).  In the case of a Participant who dies while performing qualified military service, the survivors of the Participant are entitled to any additional benefits because of death, including vesting and survivor benefits contingent on termination of employment, that would have been provided under the Plan had the Participant resumed employment and then terminated employment on account of death.  An individual receiving a “differential wage payment,” as defined in Section 3401(h) of the Code, is treated as an employee of the Employer making the payment and the differential wage payment is treated as compensation for purposes of Code requirements applicable to the Plan.

3.9	FMLA

To the extent required by the Family Medical Leave Act of 1993, 29 U.S.C. § 2601 et al., Service shall include any period for which an Employee is regularly scheduled to work but is absent for a family or medical leave of absence.

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ARTICLE IV - CONTRIBUTIONS

4.1	Pre-Tax Contributions

(a)
A Participant may elect to have Pre-Tax Contributions deducted from his or her Compensation for each pay period in an amount elected by the Participant, which may be equal to any whole percentage of the Participant’s Compensation for each such pay period not to exceed 25 percent (or such other percentage as may be designated by the Company, in writing, without formal plan amendment).

(b)	A Participant may change the amount of, or suspend, his or her Pre-Tax Contributions as of any date.

(c)	A Participant who has suspended his or her Pre-Tax Contribution may resume making Pre-Tax Contributions as of any date after such suspension.

(d)
Any election described in this Section 4.1 shall be made with the Recordkeeper in accordance with the procedures established by the Committee and the Recordkeeper, and shall be effective as soon as administratively feasible after receipt by the Recordkeeper.

(e)
An Eligible Employee whose date of hire is on or after July 1, 2008 will be deemed to have elected that a Pre-Tax Contribution of three percent of the Eligible Employee’s Compensation be deducted from the Eligible Employee’s Compensation for each payroll period starting on or after the 60th day following such date of hire and credited to the Eligible Employee’s Pre-Tax Contribution Account, subject to the following conditions and requirements:

(1)
Unless an Eligible Employee elects otherwise, the Pre-Tax Contributions will be invested in an investment fund designated by the Committee that satisfies the requirements for a “qualified default investment alternative” (QDIA) under regulations issued by the U.S. Department of Labor.   The Eligible Employee may transfer all or a portion of the amounts invested in the QDIA to other investment alternatives under the Plan to the same extent as Participants who affirmatively elected to invest in the QDIA; provided, however, that any such transfer within the first 90 days following the initial automatic Pre-Tax Contribution shall not be subject to any restrictions, fees or expenses (including without limitation surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection with the liquidation of, or transfer from, the QDIA) and following such 90-day period shall not be subject to any such restrictions, fees and expenses that are not otherwise applicable to Participants who affirmatively elected to invest in the QDIA.

(2)
An Eligible Employee described in this Section 4.1(e) may change the amount of or suspend automatic Pre-Tax Contributions at any time by making an affirmative election under Sections 4.1(b) or (c) in accordance with rules established by the Committee.

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(3)
Each Eligible Employee will be provided with a notice written in a manner calculated to be understood by the average Eligible Employee no less than 30 days and no more than 90 days prior to the Eligible Employee’s first automatic Pre-Tax Contribution and no less than 30 days and no more than 90 days prior to the beginning of each subsequent Plan Year that includes the following information: the automatic Pre-Tax Contribution election that will be made on the Eligible Employee’s behalf if the Eligible Employee does not make an affirmative election; the Eligible Employee’s rights to suspend or change the Pre-Tax Contribution election in accordance with Sections 4.1(b) and (c); the investment of automatic Pre-Tax Contributions in the QDIA in the absence of any other investment election by the Eligible Employee; a description of the QDIA including investment objectives, risks and return characteristics and fees and expenses; the right of Eligible Employees on whose behalf assets are invested in a QDIA to direct the investment of such assets to another investment alternative under the Plan, including any restrictions, fees or expenses applicable to such transfer; an explanation of where the Eligible Employee can obtain information concerning other investment alternatives under the Plan; and such other information and as may be required by applicable law.

(4)
The Eligible Employee will receive a copy of the most recent prospectus for the QDIA provided to the Plan no later than immediately after the initial automatic Pre-Tax Contribution is invested in the QDIA.  In addition, the Eligible Employee will be entitled to receive upon written request such other information as may be made available upon request to Participants who affirmatively elect that a portion of their Accounts be invested in the QDIA.

(5)
The Eligible Employee will receive any materials provided to the Plan relating to the exercise of voting, tender or similar rights with respect to the QDIA to the extent those rights are passed through to Participants under the terms of the Plan as well as a description of any Plan provisions relating to the exercise of such rights.

(6)	This Section 4.1(e) will be applicable to Eligible Employees subject to collective bargaining agreements only to the extent permitted under the terms of the applicable collective bargaining agreement.

4.2	After-Tax Contributions

A Participant may elect to have After-Tax Contributions deducted from his or her Compensation for each pay period in an amount elected by the Participant, which may be equal to any whole percentage of the Participant’s Compensation for each such pay period not to exceed 25 percent (or such other percentage as may be designated by the Company, in writing, without formal plan amendment), less the amount of the Participant’s Pre-Tax Contributions for such pay period.  An election to make After-Tax Contributions shall be made in accordance with procedures established by the Committee and the Recordkeeper, and shall be effective as soon as administratively feasible after receipt by the Recordkeeper

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4.3	Catch-Up Contributions

A Participant who is at least age 50 by December 31 of a calendar year may elect to have Catch-Up Contributions deducted from his or her Compensation in an amount elected by the Participant, which may be equal to any whole percentage not to exceed 50 percent of his or her Compensation for a pay period (or such other percentage as may be designated by the Company, in writing, without formal plan amendment).  An election to make Catch-Up Contributions will be subject to the rules of Section 4.1(b), (c) and (d).

4.4	Matching Contributions

(a)	The Employer shall make Matching Contributions with respect to Pre-Tax and After-Tax Contributions made by a Participant in an amount determined under the formula set out in the applicable Appendix.

For any Employer listed on Schedule B, Matching Contributions shall not be determined in accordance with any Appendix, but instead shall be determined in accordance with the following matching contribution formula:

The Employer shall make Matching Contributions on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a payroll period in an amount equal to the percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions set forth on Schedule B for that Employer that do not exceed the percent of Compensation for the payroll period set forth on Schedule B for that Employer.  The Employer shall make Matching Contributions on behalf of each Participant who makes Catch-up Contributions for a payroll period under the same formula.

In addition, for any Employer listed on Schedule B as providing “true-up contributions,” the Employer shall make an additional Matching Contribution for a Plan Year equal to the difference between (1) and (2) where:

(1)
is the amount that would have been contributed as matching contributions for the Plan Year by the Employer if the matching contribution formula for the Employer were applied on an annual, rather than a pay period, basis; and

(2)
is the amount that would have been contributed as matching contributions for the Plan Year by the Employer if the matching contribution formula for the Employer were applied only on a pay period basis.

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Notwithstanding the foregoing, if specifically provided on Schedule B, the Employer shall make Matching Contributions on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a Plan Year (instead of a payroll period) in an amount equal to the percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions set forth on Schedule B for that Employer that do not exceed the percent of Compensation for the Plan Year set forth on Schedule B for that Employer.  The Employer shall make Matching Contributions on behalf of each Participant who makes Catch-up Contributions for a payroll period under the same formula.

(b)	The Employer shall make additional Matching Contributions with respect to Catch-up Contributions under the same formula applicable to Pre-Tax and After-Tax Contributions.

(c)
Notwithstanding any other provision of the Plan or any Appendix to the contrary, no additional Matching Contribution or additional other Employer Contribution will be made to the Plan with respect to a Participant who is treated as an “Additional SERP Participant” under the L3 Technologies, Inc. Supplemental Executive Retirement Plan.

(d)
Notwithstanding any other provision of the Plan or any Appendix to the contrary, effective as of February 15, 2012, no Matching Contributions shall be made with respect to Catch-up Contributions made by Participants that are employed by L-3 Services, Inc., International Resources Group Ltd., Engility Corp., L-3 National Security Solutions, Inc., or the Engineering and Technical Services (E&TS) business unit of the Company.

4.5	Other Employer Contributions

The Employer shall make such other Employer contributions as set forth in the applicable Appendix.  For any Employer listed on Schedule B, Supplemental Contributions shall continue to be determined in accordance with the Appendix in effect on December 31, 2010 except as otherwise provided on Schedule B for that Employer.

4.6	Rollover Contributions

An Employee may make a Rollover Contribution at any time regardless of whether the Employee has met the eligibility requirements of the applicable Appendix and regardless of whether the Employee has elected to make Pre-Tax Contributions or After-Tax Contributions.  A Rollover Contribution shall be paid to the Trustee in cash.  The Committee shall develop such procedures and require such information from an individual desiring to make a Rollover Contribution as it deems necessary or desirable to determine that the proposed contribution will meet the requirements for a Rollover Contribution as set forth in the Plan and the Code, and for the return of Rollover Contributions, and the earnings and losses thereon, which have been determined to have been invalidly made.

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4.7	Contributions Required by the terms of a Collective Bargaining Agreement.

To the extent the provisions of a collective bargaining agreement provide for employer or employee contributions in an amount that is different than the amount provided under the Plan, including an applicable Appendix, the terms of the collective bargaining agreement shall apply.

4.8	Suspension of Contributions Upon Transfer to Non-Covered Status

In the event a Participant is transferred to Non-Covered Status or to a Non-Covered Employer, the Participant shall become a Former Participant and his or her Employee Contributions, if any, shall be automatically suspended as of the date of such transfer.

4.9	Timing of Contributions to Trustee

(a)
Each Employer shall pay to the Trust an amount equal to the Participants’ Employee Contributions as soon as practicable after such amounts are deducted from their remuneration, but not later than required under applicable law.

(b)
Employer Contributions that are required to be made for a calendar year shall be paid into the Trust no later than the time prescribed by law for filing the Company’s Federal income tax return, including extensions, for such calendar year.

4.10	Method by Which Contributions are Made to the Trust

Except as otherwise provided in the applicable Appendix, Employer Contributions shall be made in shares of L3 Stock.  Employee Contributions shall be made in cash.

4.11	Transfers from Prior Plan

(a)
Time and Manner.  Upon the direction of the Committee, the Trustee shall accept the assets and liabilities representing the account balances under a Prior Plan of any participant or former participant in a Prior Plan (“Prior Plan Participant”)

(b)
Beginning Account Balances After Transfer.  Absent an election from the Prior Plan Participant, amounts transferred on behalf of a Prior Plan Participant from a Prior Plan pursuant to subsection (a) above shall be allocated among such Prior Plan Participant’s Accounts under this Plan in the same way that those amounts were allocated to such accounts under the Prior Plan.

(c)
Investment of Transferred Amounts.  Until such time as the Prior Plan Participant makes a new investment election as provided under Section 7.1, all amounts transferred from the Prior Plan shall be invested in Investment Funds that have similar characteristics as the investment funds in which such transferred amounts were invested under the Prior Plan.

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(d)
Salary Deferral Elections.  Until such time as the Prior Plan Participant makes a new salary deferral election as provided under Sections 4.1, 4.2, and 4.3, the salary deferral elections under the Prior Plan shall remain in effect and shall be deemed to be an election under this Plan.

4.12	Qualified Non-Elective Contributions

(a)
The Employer may make Qualified Non-Elective Contributions and Qualified Matching Contributions, as defined in subsections (b) and (c) below, on behalf of Participants who are Non-Highly Compensated Employees.  The Qualified Non-Elective Contributions and Qualified Matching Contributions, if any, will be allocated to Participants who are Non-Highly Compensated Employees in accordance with Treas. Reg. 1.401(k)-2(a)(6) and 1.401(m)-2(a)(g), respectively.

(b)
“Qualified Non-Elective Contributions” shall mean contributions other than Qualified Matching Contributions, made by the Employer that are nonforfeitable when made to the Plan and are subject to the same distribution rules as Pre-Tax Contributions, provided that Qualified Non-Elective Contributions shall not be eligible for hardship withdrawals.

(c)
Qualified Matching Contributions” means Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Pre-Tax Contributions.

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ARTICLE V - LIMITATIONS ON CONTRIBUTIONS

5.1	Suspension of Contributions Upon Reaching the Savings Maximum

(a)
A Participant’s Pre-Tax Contributions shall automatically be suspended when the aggregate amount of such Pre-Tax Contributions for any Plan Year equals the maximum amount permitted under Section 402(g) of the Code.  A Participant whose Pre-Tax Contributions have been suspended pursuant to paragraph (a) shall automatically have Pre-Tax Contributions deducted from his or her Compensation as of the first day of the next succeeding Plan Year at the same deferral percentage as the Participant had most recently elected prior to such suspension, provided that the Participant has not made an election to make After-Tax Contributions at any time after the date that the Pre-Tax Contributions were suspended and further provided that the Participant has not made an election to make  Pre-Tax Contributions in a different amount.  A Participant who, after  reaching the maximum amount permitted under Section 402(g) of the Code, makes an election to make After-Tax Contributions, shall not have Pre-Tax Contributions automatically deducted from his or her Compensation for the next Plan Year until such Participant makes a new salary deferral election for such next Plan Year.

(b)
A Participant’s Catch-Up Contributions shall automatically be suspended when the aggregate amount of such Catch-Up Contributions for any Plan Year equals the maximum amount permitted under Section 414(v) of the Code.  A Participant whose Catch-Up Contributions have been suspended must make a new election to make Catch-Up Contributions for the Plan Year .

5.2	Return of Excess Deferrals

If the aggregate of the Participant’s Pre-Tax Contributions or Catch-Up Contributions to this Plan and any other plan to which the Participant makes elective deferrals as defined in Section 402(g)(3) of the Code for any Plan Year exceeds the maximum amount permitted under Section 402(g) or 414(v) of the Code for such Plan Year , the Participant may notify the Recordkeeper no later than the date established by the Recordkeeper of the amount of the excess deferrals to be assigned to the Plan.  If there are excess deferrals that arise by taking into account only those Pre-Tax Contributions or Catch-Up Contributions to this Plan, the Participant shall be deemed to have notified the Recordkeeper of such excess deferrals.  Upon receipt of such notice (or deemed notice), the Recordkeeper shall cause an amount of Pre-Tax Contributions or Catch-Up Contributions equal to the excess deferrals allocated to the Plan and the income allocable thereto to be distributed to such Participant prior to April 15 of such following Plan Year.  Pre-Tax Contributions or Catch-Up Contributions for which the Employer does not makes a Matching Contribution shall be returned before Pre-Tax Contributions for which a Matching Contribution has been made.  Excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed under Section 5.3(b) for the Plan Year beginning in such taxable year.  For purposes of this Section, the term “excess deferrals” with respect to Pre-Tax Contributions means a Participant’s Pre-Tax Contributions to this Plan and to a plan maintained by any other employer that, in the aggregate, exceed the maximum amount permitted under Section 402(g) of the Code.  For purposes of this Section, the term “excess deferrals” with respect to Catch-Up Contributions means a Participant’s Catch-Up Contributions to the Plan and  to a plan maintained by any other employer that, in the aggregate, exceed the maximum amount permitted under Section 414(v) of the Code.  For purposes of this section, the income allocable to “excess deferrals” is equal to the allocable gain or loss for the Plan Year to which the excess deferrals are attributable and, with respect to distributions of “excess deferrals” occurring in 2007, the allocable gain or loss for the period after the close of such Plan Year and prior to the date of distribution.

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5.3	Section 401(k) Limit on Pre-Tax Contributions

(a)
The Committee shall determine, during and as of the end of each Plan Year, the Actual Deferral Percentages relevant for purposes of this Section based on the actual and projected rate for each Participant of his Compensation and Pre-Tax Contributions for the remainder of the Plan Year.  If, based on such determination, the Committee concludes that a reduction in the Pre-Tax Contributions for any Participant is necessary or advisable in order to comply with the limitations of paragraph (1) or (2) below, it shall so notify each affected Participant.  In such event, the maximum allowable Pre-Tax Contributions shall be reduced in accordance with the direction of the Committee, and the contribution election of each Participant affected by such determination shall be modified accordingly.

(1)
The Actual Deferral Percentage (as defined below) for the group of Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of Non-Highly Compensated Employees multiplied by 1.25.

(2)
The Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of Non-Highly Compensated Employees multiplied by 2.0 and is not more than 2 percentage points more than the Actual Deferral Percentage for the group of Non-Highly Compensated Employees.

(3)	For the purposes of paragraphs (1) and (2) above:

(A)
The “Actual Deferral Percentage” for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 0.01%) of

(i)
the amount of Pre-Tax Contributions and Qualified Non-Elective Contributions on behalf of each such Participant for such Plan Year (including the amount of any Excess Deferrals distributed to a Participant), to

(ii)	such Participant’s Compensation for such Plan Year.

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(B)	For the purposes of the Actual Deferral Percentage test only, “Participant” means any Employee who is eligible to participate in the Plan for part or all of the applicable Plan Year.

(b)
If the limits of Section 5.4(a) are not met and the Employer does not make Qualified Non-Elective Contributions (as defined in Section 4.12(b)) for the Plan Year, any “excess contributions” for the Plan Year shall be distributed in cash to the Highly Compensated Employees on whose behalf they were paid into the Plan, no later than two and one-half months after the end of such Plan Year, if at all possible, and in any event no later than the close of such following Plan Year.  The amount distributed to any such Participant shall be increased or decreased by a pro rata share of the net income or loss attributable to such “excess contributions” as determined by the Committee in accordance with applicable regulations.  If such Participant’s excess contributions are invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds. For purposes of this Section 5.3(b), “excess contributions” means, with respect to any Plan Year, the excess of (1) the aggregate amount of Pre-Tax Contributions actually paid into the Plan on behalf of Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such contributions permitted for such Plan Year under the limitations set forth above, determined by reducing the amount of Pre-Tax Contributions on behalf of Highly Compensated Employees in the order of their highest Actual Deferral Percentages until the requirements of Section 5.3(a) are satisfied.  Excess contributions to be distributed for a taxable year will be reduced by excess deferrals previously distributed under Section 5.2 for the Plan Year beginning in such taxable year.  Any Employer Matching Contributions made with respect to excess contributions shall be forfeited. Forfeitures shall be applied to reduce contributions that the Employer is required to pay into the Plan and to pay Plan expenses

(c)	The rules of Section 401(k)(3) and Treasury Regulation Section 1.401(k)-1 are hereby incorporated by reference.

(d)
For purposes of sub-section (b) above, the income allocable to “excess contributions” is equal to the allocable gain or loss for the Plan Year to which the excess contributions are attributable and, for distributions of “excess contributions” occurring in 2006 and 2007, the allocable gain or loss for the period after the close of such Plan Year and prior to the date of distribution.

5.4	Section 401(m) Limit on Matching Contributions

(a)
The Committee shall determine, during and as of the end of each Plan Year, the Actual Contribution Percentage relevant for purposes of this Section, based on the actual and projected rate for each Participant of his or her Compensation, Matching Contributions, and After-Tax Contributions.  If, based on such determination, the Committee concludes that a reduction in Matching Contributions or After-Tax Contributions made for any Participant is necessary or advisable in order to comply with the limitations of paragraph (1) or (2) below, it shall so notify each affected Participant.  In such event, the maximum allowable Matching Contributions and After-Tax Contributions shall be reduced in accordance with the direction of the Committee.

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(1)
The Actual Contribution Percentage (as defined below) for the group of Highly-Compensated Employees is not more than the Actual Contribution Percentage for the group of Non-Highly Compensated Employees multiplied by 1.25.

(2)
The Actual Contribution Percentage for the group of Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of Non-Highly Compensated Employees multiplied by 2.0 and is not more than 2 percentage points more than the Contribution Percentage for the group of Non-Highly Compensated Employees.

(3)	For the purposes of paragraphs (1) and (2) above:

(A)
The “Actual Contribution Percentage” for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 0.01%) of

(i)
the amount of Matching Contributions, After-Tax Contributions and Qualified Matching Contributions on behalf of each such Participant for such Plan Year (including the amount of any Excess Deferrals distributed to a Participant), to

(ii)	such Participant’s Compensation for such Plan Year.

(B)	For the purposes of the Actual Contribution Percentage test only, “Participant” means any Employee who is eligible to participate in the Plan for part or all of the applicable Plan Year.

(b)
If the limits of Section 5.4(a) are not met and the Employer does not make Qualified Matching Contributions (as defined in Section 4.12(c)) for the Plan Year, any “excess aggregate contributions” for the Plan Year shall be distributed in cash to the Highly Compensated Employees on whose behalf they were paid into the Plan, no later than two and one-half months after the end of such Plan Year, if at all possible, and in any event no later than the close of such following Plan Year.  The amount distributed to any such Participant shall be increased or decreased by a pro rata share of the net income or loss attributable to such “excess aggregate contributions” as determined by the Committee in accordance with applicable regulations.  If such Participant’s excess aggregate contributions are invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds. For purposes of this Section 5.4(b), “excess aggregate contributions” means, with respect to any Plan Year, the excess of (1) the aggregate amount of Matching Contributions or After-Tax Contributions actually paid into the Plan on behalf of Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such contributions permitted for such Plan Year under the limitations set forth above, determined by reducing the amount of Matching Contributions and After-Tax Contributions on behalf of Highly Compensated Employees in the order of their highest Actual Contribution Percentages until the requirements of Section 5.4(a) are satisfied.

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(c)	The rules of Section 401(m)(2) and Treasury Regulation Section 1.401(m)-1 are hereby incorporated by reference.

(d)
For purposes of sub-section (b) above, the income allocable to “excess aggregate contributions” is equal to the allocable gain or loss for the Plan Year to which the excess aggregate contributions are attributable and, for distributions of “excess aggregate contributions” occurring in 2006 and 2007, the allocable gain or loss for the period after the close of such Plan Year and prior to the date of distribution.

5.5	Annual Additions Limit

(a)
Notwithstanding any other provision of the Plan to the contrary, the maximum amount of annual additions which may be credited to a Participant’s Accounts for any Plan Year shall not exceed the lesser of (1) $40,000 as adjusted for increases in the cost-of-living in accordance with regulations prescribed by the Secretary of Treasury; provided, however, that no such increase in the maximum dollar amount shall become effective until January 1 of the applicable calendar year and shall apply beginning with the Plan Year coincident with such calendar year); or (2) 100% (or such other percentage as determined in accordance with the Code) of the Participant’s Section 415 earnings (as defined in paragraph (d) of this Section) for such Plan Year.  For the purpose of this paragraph, a Participant’s “annual additions” for any Plan Year shall mean the sum of (A) employer contributions and forfeitures allocable to a Participant under all plans (or portions thereof) maintained by the Company or an Affiliate subject to Section 415(c) of the Code, (B) the Participant’s employee contributions under all such plans (or portions thereof), and (C) amounts described in Section 419A(d)(2) of the Code (relating to post‑retirement medical benefits of key employees) or allocated to a pension plan individual medical account described in Section 415(l) of the Code, to the extent includible for purposes of Section 415(c)(2) of the Code.  A Participant’s employee contributions shall be determined without regard to (i) any rollover contributions, (ii) any repayments of loans, or (iii) any prior distributions repaid upon the exercise of buy‑back rights.  Employer and employee contributions taken into account as Annual Additions shall include “excess contributions” as defined in Section 401(k)(8)(B) of the Code, “excess aggregate contributions” as defined in Section 401(m)(6)(B) of the Code, and “excess deferrals” as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited (except to the extent such “excess deferrals” are distributed to the Participant before the end of the taxable year of the Participant in which such deferrals were made).

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(b)
If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of elective deferrals for a Participant, or other facts and circumstances permitted by Commissioner of the Internal Revenue Service, the Annual Additions to the Accounts of a Participant for any Plan Year would exceed the limitations set forth in subsection (a), such Participant’s Annual Additions for such Plan Year shall be reduced by the amount required to eliminate such excess in the following order:

(1)	After-Tax Contributions for which no Matching Contributions were made;

(2)	Pre-Tax Contributions for which no Matching Contributions were made;

(3)	After-Tax Contributions for which Matching Contributions were made and the Matching Contributions with respect to such After-Tax Contributions;

(4)	Pre-Tax Contributions for which Matching Contributions were made and the Matching Contributions with respect to such Pre-Tax Contributions; and

(5)	Supplemental Contributions.

To the extent contributions on behalf of a Participant are required to be reduced in order to meet the requirements of subsection (a) above, such After-Tax Contributions shall be returned to the Participant as soon as practicable thereafter.

(c)
For the purposes of this Section, this Plan and all other defined contribution plans (as defined in Section 414(i) of the Code) maintained by the Employer, or an Affiliate (whether or not terminated) shall be treated as one defined contribution plan.

(d)	For purposes of this Section, the following shall have the meanings set forth below:

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(1)
a Participant’s “Section 415 earnings” means wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer or an Affiliate up to, but not in excess of, the limit in Section 401(a)(17) of the Code in effect for that Plan Year(as adjusted for cost of living in accordance with that Code Section) including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, and Pre-Tax Contributions and any employee contributions made under a plan maintained by the Employer pursuant to Sections 125, 132(f)(4) or 401(k) of the Code, and excluding Employer contributions to a plan of deferred compensation which are not includible in the Participant’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation; amounts realized from the exercise of a non-qualified stock option, when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option; and other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Participant).  Amounts under Section 125 of the Code shall include amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

For purposes of the limitation under Section 415 of the Code, “Section 415 Earnings” for the limitation year shall include compensation paid by the later of 2-½ months after a Participant’s severance from employment with the Company or an Affiliate or the end of the limitation year that includes the date of the Participant’s severance from employment with the Company or an Affiliate, if:

(i) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Company or an Affiliate; or

(ii) the payment is for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued; or

(iii) the payment is received by the Participant pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

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Any payments not described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2-½ months after the date of severance from employment or the end of the limitation year that includes the date of severance from employment, except: (a) payments to an individual who does not currently perform services for the Company or an Affiliate by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company or an Affiliate rather than entering qualified military service; or (b) compensation paid to a Participant who is permanently and totally disabled, as defined in Section 22(e)(3) of the Code, provided salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a highly compensated employee, as defined in Section 414(q) of the Code, immediately before becoming disabled.

(2)
“Qualified Nonelective Contributions” means contributions other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to participants’ accounts that the participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made to the Plan; and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Pre-Tax Contributions.

(3)
“Qualified Matching Contributions” means Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Pre-Tax Contributions.

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ARTICLE VI - PARTICIPANTS’ ACCOUNTS

6.1	Establishment of Accounts

The Committee shall establish and maintain the following Accounts for each Participant to the extent applicable:

(a)	An After-Tax Contribution Account for each Participant who makes After-Tax Contributions;

(b)	A Pre-Tax Contribution Account for each Participant who makes Pre-Tax Contributions;

(c)	A Catch-Up Contribution Account for each Participant who makes Catch-Up Contributions;

(d)	A Matching Contribution Account for each Participant for whom Matching Contributions are made;

(e)	A Supplemental Contribution Account for each Participant for whom Supplemental Contributions are made;

(f)	A Rollover Contribution Account for each Participant who makes Rollover Contributions;

(g)	A Roth Elective Deferral Account for each Participant who made “designated Roth contributions,” as defined in Code Section 402A under the terms of a Prior Plan; and

(h)	Such other Accounts as may be necessary to record any additional types of contributions made for a Participant in accordance with the applicable Appendix.

6.2	Accounts In Investment Funds

A Participant’s Accounts shall be invested in the applicable Investment Funds in accordance with the provisions of Article VII.

6.3	How Accounts are Valued

(a)	The value of a Participant’s Accounts shall be determined as of the close of each Valuation Date.

(b)
The value of a Participant’s Account as of any Valuation Date shall first be decreased by any withdrawals, loans or distributions from the Account made on such Valuation Date and then increased or decreased by the Account’s pro rata share of income, expense, gains for such Valuation Date.

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ARTICLE VII - INVESTMENT OF CONTRIBUTIONS;
TRANSFERS BETWEEN FUNDS

7.1	Participant Directed Investments

(a)
A Participant shall have the right to direct the investment of Employee Contribution to be made on his or her behalf  in one or more of the Investment Funds (excluding a Prior Company Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Committee.  An investment election with respect to Employee Contributions will be effective for all Employee Contributions made after the date of the election and will remain in effect until the Participant files a new investment election.  A Participant may, at any time, elect to transfer part or all of the value of his or her Employee Contribution Account balance among the Investment Funds (excluding a Prior Company Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee).

(b)
With respect to Employer Contributions that are made in L3 Stock pursuant to Section 4.9, a Participant shall have the right to transfer part or all of the his or her Employer Contribution Account balance attributable to such Employee Contributions in one or more of the Investment Funds (excluding a Prior Company Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee).   An investment election with respect to Employer Contributions will be effective for the Employer Contributions credited to the Participant’s Employer Contributions Account on the date the election is made.  Employer Contributions that are made in L3 Stock after the date of the election will remain invested in the L3 Stock Fund until the Participant makes an election to transfer such Employer Contributions out of the L3 Stock Fund.

(c)
With respect to Employer Contributions that are not made in L3 Stock pursuant to Section 4.9, a Participant shall have the right to direct the investment of such Employer Contributions in one or more of the Investment Funds (excluding a Prior Company Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Committee.  An investment election with respect to Employer Contributions will be effective for all of such Employer Contributions made after the date of the election and will remain in effect until the Participant files a new investment election.  A Participant may, at any time, elect to transfer part or all of the value of his or her Employer Contribution Account balance among the Investment Funds (excluding a Prior Company Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee).

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(d)
A Participant shall have the right to direct the investment of his or her Rollover Contributions in one or more of the Investment Funds (excluding a Prior Company Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Committee.  A separate election must be made for each Rollover Contribution.  A Participant may, at any time, elect to transfer part or all of the value of his or her Rollover  Contributions Account balance among the Investment Funds (excluding a Prior Company Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee).

(e)
Investment elections shall be made electronically with the Recordkeeper in accordance with the procedures established by the Committee and Recordkeeper, and shall be effective as soon as administratively feasible after receipt by the Recordkeeper; provided, however, that the initial investment election for a Rollover Contribution shall be made in writing.

7.2	Discontinued Funds

In the event any existing Investment Fund is discontinued (the “Discontinued Fund”), the Committee shall provide each Participant with notice of such discontinuance.  The Committee shall also provide each Participant whose Accounts are invested in the Discontinued Fund with an election period of at least 30 days in which to elect to transfer the value of his Accounts invested in the Discontinued Fund to any other Investment Funds.  In the event any such Participant fails to file a timely election with respect to such transfer, the Committee shall direct the Trustee to transfer the value of such Participant’s Accounts invested in the Discontinued Fund to a fixed‑income Fund whose principal is not subject to decrease in value.

7.3	Limitation or Suspension of Transaction and Limitation of Daily Securities Trading

Except with respect to transfers into the L3 Stock Fund and notwithstanding any other provision of this Article VII, the Company shall, in its sole discretion, limit or suspend any or all Investment Fund transfers, withdrawals, distributions and loans, including subsequent Investment Fund transfers, withdrawals, distributions and loans elected prior to the determination of such limitation or suspension, in the event the Company determines, in its sole discretion, that such action is in the best interest of the Plan or the Participants.  The Trustee, or the Investment Manager for a specific Investment Fund, may, in its sole discretion, limit the daily volume of its purchases or sales of securities for the Trust, other than purchases of L3 Stock.

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ARTICLE VIII - VESTING

8.1	Full Vesting in Employee Contribution Account

A Participant shall always be 100 percent vested in his or her Employee Contribution Account.

8.2	Vesting in Employer Contribution Account

A Participant shall become vested in his or her Employer Contribution Account in accordance with the applicable Appendix, provided, however, that the Participant shall become 100 percent vested in such Accounts on the earlier of (1) his or her Normal Retirement Date, if the Participant is actively employed by the Employer (or an Affiliate) on that date, or (2) the date he or she terminates employment with the Employer (or an Affiliate) due to death or Total Disability.

For Participants employed by an Employer listed on Schedule B:

(a)
vesting in the portion of the Employer Contribution Account attributable to Employer Contributions made before January 1, 2011 shall be determined in accordance with the Appendix for that Employer that was in effect as of December 31, 2010;

(b)
except as provided on Schedule B, vesting in the portion of the Matching Contribution Account attributable to Matching Contributions made on or after January 1, 2011 shall be determined in accordance with the following vesting schedule subject to the provisos set forth in the first paragraph of this Section 8.2:

Completed Period of Service	Vested Percentage
less than 1 year	0%
1	25%
2	50%
3 years or more	100%

(c)
except as provided on Schedule B, vesting in the portion of the Supplemental Contribution Account attributable to Supplemental Contributions made on or after January 1, 2011 shall be determined in accordance with the Appendix for that Employer that was in effect as of December 31, 2010.

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8.3	Forfeitures

(a)
A Participant who incurs a Termination of Employment shall forfeit the nonvested portion of his or her Employer Contribution Account upon the earlier of the date the Participant receives a distribution of his or her vested Account balance or the date the Participant incurs a five-year Period of Severance.  Forfeitures shall be applied to reduce contributions that the Employer is required to pay into the Plan and to pay Plan expenses.

(b)
If a Participant incurs a forfeiture under subsection (a) and subsequently resumes employment with the Employer or an Affiliate before incurring a five-year Period of Severance, the forfeited amount shall be restored if the Participant repays to the Trust an amount equal to his or her earlier distribution from those Accounts.  Such a repayment must be made before the date that is 30 days after the fifth anniversary of the Participant’s re-employment date.

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ARTICLE IX - WITHDRAWALS PRIOR TO TERMINATION OF SERVICE; LOANS

9.1	Withdrawals

A Participant may make a withdrawal from his or her Accounts by providing notice to the Recordkeeper, in accordance with the provisions of this Article IX and the procedures established by the Committee and the Recordkeeper.

9.2	Withdrawal of After-Tax Contributions

A Participant may elect to withdraw part or all of the amount credited to his or her After-Tax Contribution Account at any time.

9.3	Withdrawal of Rollover Contribution Account

A Participant who has withdrawn the maximum amount permitted under Section 9.2 may elect to withdraw part or all of the amount credited to his or her Rollover Contribution Account at any time.

9.4	Withdrawal of Vested Matching Contribution Account

A Participant who has attained age 55, and has withdrawn the maximum amount permitted under Sections 9.2 and 9.3 may withdraw all or a part of the amount credited to his or her vested Matching Contribution Account and Supplemental Contribution Account.

9.5	Withdrawal of Pre-Tax Contributions

(a)
A Participant who has attained age 59½ and has withdrawn the maximum amount permitted under Sections 9.2, 9.3, and 9.4 may withdraw part or all of the amount credited to his or her Pre-Tax Contribution Account.

(b)	A Participant who has not attained age 59½ may withdraw part or all of the amount credited to his or her Pre-Tax Contribution Account only as provided in Section 9.6.

9.6	Hardship Withdrawals

(a)
A Participant who has not attained age 59½ may take a hardship withdrawal of part or all of the amount credited to his or her Pre-Tax Contribution Account and Catch-Up Contribution Account (but not the earnings on Pre-Tax Contributions or Catch-Up Contributions made after December 31, 1988), but only to the extent required to relieve such financial hardship.  No such withdrawal shall be permitted unless the Participant has previously or concurrently withdrawn all amounts available under Sections 9.2 through 9.4 and taken any loans available under Section 9.10.  For purposes of this Section, a withdrawal is on account of “hardship” only if the distribution is made on account of an immediate and heavy financial need of the Participant, and such distribution is necessary to satisfy such financial need (including the payment of federal, state and local income taxes and penalties resulting from the hardship withdrawal).  A withdrawal will be deemed to be made on account of an immediate and heavy financial need if the withdrawal is on account of:

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(1)	unreimbursed expenses for medical care, as defined in Section 213(d) of the Code, incurred by the Participant, his or her spouse, children or dependents;

(2)	purchase (excluding mortgage payments) of the principal residence of the Participant;

(3)	payment of tuition, related educational fees and room and board expenses for the next 12 months of post secondary education for the Participant, his or her spouse, children or dependents;

(4)	the need to prevent the eviction of the Participant from his or her principal residence or foreclosure of the mortgage on the Participant’s principal residence;

(5)	funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents;

(6)
expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether such loss exceeds 10 percent of adjusted gross income); or

(7)	such other events permitted under Section 401(k) of the Code.

(b)
A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent that the amount of the withdrawal is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources reasonably available to the Participant, as shall be determined by the Committee in a uniform and non‑discriminatory manner on the basis of all the relevant facts and circumstances.  A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if the Committee relies on the Participant’s written representation that the need cannot be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by reasonable liquidation of the Participant’s assets (or those of his or her spouse or minor children) to the extent such liquidation does not create a financial hardship;

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(3)	by the Participant’s cessation of elective and voluntary contributions under the Plan;

(4)	by the Participant making other withdrawals (including electing distribution of dividends from the ESOP under Section 15.2) or nontaxable loans from all plans in which he or she participates; or

(5)	by borrowing from commercial sources on reasonable commercial terms.

(c)	A Participant may not make any Pre-Tax Contributions, Catch-Up Contributions or After-Tax Contributions for the six-month period following receipt of the hardship distribution.

9.7	Withdrawal of Catch-Up Contributions

A Participant who has attained age 59½ and has withdrawn the maximum amount permitted under Sections 9.2, 9.3, 9.4 and 9.5 may withdraw part or all of the amount credited to his or her Catch-Up Contribution Account.

9.8	Withdrawal Pro-Rata from Investment Funds

The amount withdrawn by a Participant under this Article shall be charged on a pro rata basis against the Investment Funds in which the Accounts from which the withdrawal is made are invested.

9.9	Timing of Withdrawal Payments

(a)
In the case of a withdrawal under Sections 9.2 through 9.5 or Section 9.7, the amount withdrawn will be paid to the Participant in a lump sum in cash as soon as practicable following the date of the withdrawal request.

(b)	In the case of a hardship withdrawal under Section 9.6 the amount withdrawn will be paid to the Participant in a lump sum in cash as soon as practicable following approval of the withdrawal.

(c)	No withdrawal of any type is available to Beneficiaries, Alternate Payees (as defined in Plan Section 14.4), or Former Participants.

9.10	Loans

A Participant may take a loan from his or her Accounts by making an application with the Recordkeeper in accordance with procedures established by the Committee and the Recordkeeper.

(a)
The maximum amount of any such loan shall be the lesser of (1) $50,000 reduced by the highest outstanding balance of any loan from the Plan during the one-year period ending on the day before the date on which such loan is made, or (2) 50% of the value of the Participant’s vested Account balance under the Plan.

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(b)
The minimum amount of any such loan shall be $1,000.  A Participant may have one loan outstanding at any time, provided, however, a Participant may more than one loan outstanding if the Participant is covered by a collective bargaining agreement that so provides or the Participant was a participated in a plan of a predecessor employer which plan transferred more than one loan on behalf of the Participant to this Plan.

(c)
A loan will be made from the Participant’s Accounts in the order determined by administrative procedures and from the Investment Funds in which such Accounts are invested on a pro-rata basis.  Immediately upon the loan being made, the Participant’s Account balance shall be reduced to reflect the outstanding loan balance.  All repayments of principal and interest on the Participant’s note shall be invested in the Investment Funds in accordance with the Participant’s investment election which is in effect at the time of the repayment.  If no election is in effect, or made, the repayments of principal and interest shall be invested in a fund that has as its objective the preservation of capital, as determined by the Committee.

(d)
The note for any loan under subsection (a) shall bear interest at a reasonable rate as shall be determined by the Committee; provided, however, that such rate shall not exceed the maximum rate permitted by law.  Principal and interest under any such loan shall be repaid by any Participant who is an active Employee through payroll deductions; provided, however, that the Participant may prepay the entire unpaid principal and accrued interest on any loan at any time. The term of such note shall not be for a period longer than five years; provided, however, that, if the proceeds of such loan are used to acquire the Participant’s principal residence, the term of such note shall not be for a period longer than 30 years.  Loan repayments while a Participant is on “qualified military service,” as defined in  Code Section 414(u)(5), will be suspended in accordance with Code Section 414(u).

(e)
Any loan to a Participant shall be secured by such Participant’s vested interest in his or her Accounts hereunder.  As a condition of any such loan, the Participant shall consent to such security interest.

(f)	A Participant who terminates employment may continue to repay any outstanding loan in accordance with procedures established by the Recordkeeper.

(g)
Each Participant to whom a loan is made shall receive a statement of any administrative charges involved in such loan.  This statement shall include the dollar amount and annual interest rate of the finance charge.  Such administrative charges may be changed within the sole discretion of the Committee, without formal Plan amendment.  Such charges will be deducted from the borrower’s Account balance.

(h)	Loans shall not be available to Beneficiaries, Alternate Payees (as defined in Section 14.4), or Former Participants (except as required by Department of Labor regulations).

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ARTICLE X - DISTRIBUTIONS

10.1	Payment Upon Termination of Employment

(a)
A Participant may elect to receive his or her vested account balance in either (1) a lump sum, or (2) monthly, quarterly or annual installments over a period that is at least five years and not more than 20 years, or (3) a combination of the above.

(b)
If a Participant dies before benefit payments have begun, the Participant’s vested account balance shall be payable to the Participant’s Beneficiary in a lump sum.  If the Participant dies after installment payments have begun, the Participant’s Beneficiary shall continue to receive the installment payments over the remaining period of time elected by the Participant, provided, however, that the Beneficiary may elect to receive the remaining vested Account balance in a lump sum.

10.2	Cash-Out

Notwithstanding any other provision of this Plan to the contrary, if the Participant’s vested Account balance does not exceed $1,000, the vested Account balance shall be paid to the Participant in a lump sum as soon as practicable following the Participant’s Termination of Employment, or to the Participant’s Beneficiary following the Participant’s death.

10.3	Application for Benefits

Except as provided in Section 10.2, no benefits shall be paid to a Participant until an application therefor shall be made to the Committee.  Each application for benefits shall be made with the Recordkeeper in accordance with procedures established by the Committee and the Recordkeeper.

10.4	General Rules

Notwithstanding any other provision of the Plan to the contrary:

(a)
Subject to making an application in accordance with Section 10.3, the payment of benefits to a Participant or Beneficiary (in the event of the Participant’s death) shall be made not later than the 60th day after the later of (1) the close of the Plan Year in which the Participant’s Termination of Employment occurs, (2) the close of the Plan Year in which the Participant’s 65th birthday occurs, or (3) the 10th anniversary of the year in which the Participant began participation in the Plan.

(b)
Payment of benefits to a Participant shall commence no later than April 1 following (1) the year in which the Participant attains age 70½ or, (2) in the case of a Participant who is not a 5% owner of the Company (or Affiliate), the year in which the Participant retires, in the minimum amount required under Section 401(a)(9) of the Code.

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(c)
If the Participant dies before payment of his or her benefits commence, the Participant’s entire interest in his or her Accounts shall be paid within five years of the Participant’s death to the Participant’s Beneficiary.

(d)
Section 10.4(b) and (c) and those provisions of Appendix A that require the Plan to make “required minimum distributions” to participants who have attained age 70-1/2 shall not apply for calendar year 2009.   However, the “required beginning date” with respect to any individual shall be determined without regard to this sub-section (d) for purposes of applying Section 10.4(b) and (c) and Appendix A for calendar years after 2009.  The five-year period described in Section 10.4(c) and Appendix A, Section 4(b), shall be determined without regard to 2009.  This sub-section (d) shall not apply to any required minimum distribution for 2008 that is permitted to be made in 2009 by reason of an individual’s required beginning date being April 1, 2009, but it shall apply to any required minimum distribution for 2009 that is permitted to be made in 2010 by reason of an individual’s required beginning date being April 1, 2010.

10.5	Consent for Early Distributions

Payment of benefits to a Participant whose vested Account balance exceeds $1,000 shall not be made prior to the Participant’s Normal Retirement Date without the written consent of the Participant.

10.6	Direct Rollover

Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee.  As used in this Section, the following terms shall have the meanings set forth below:

(a)
“Distributee” means a person who is (1) an Employee or former Employee, (2) the surviving spouse of an Employee or former Employee, or (3) the spouse or former spouse of an Employee or former Employee who is the “alternate payee” under a “qualified domestic relations order”, as those terms are defined in Section 414(p) of the Code.  A “Distributee” also includes the Employee’s non-spouse designated Beneficiary under Section 1.5 of the Plan.  In the case of a non-spouse Beneficiary, the direct rollover may be made only to an individual retirement account or annuity described in Section 408(a) or Section 408(b) of the Code (“IRA”) that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code.

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(b)
“Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  An eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  An “Eligible Retirement Plan” shall also include a Roth IRA described in Section 408A of the Code.

(c)
“Eligible Rollover Distribution” means any distribution (or withdrawal) of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), or a hardship withdrawal under Section 9.6, or any other distribution that is reasonably expected to total less than $200 during the year.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After-Tax Contributions provided, however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not includible in gross income.

10.7	Distributions in Cash or Stock

Distributions to a Participant or Beneficiary in the form of a lump sum or installments shall be in cash, provided that, to the extent that distribution is from the Participant’s or Beneficiary’s ESOP Account  invested in the L3 Stock Fund, the portion invested in such Investment Fund shall be distributed in the form of cash or full shares of L3 Stock, at the election of the Participant, with fractional shares paid in cash.

10.8	Qualified Joint and Survivor Annuity

(a)
If an applicable Appendix provides for, and the Participant elects, an annuity form of payment, the Participant’s vested Account balance shall be used to purchase a Qualified Joint and Survivor Annuity for the Participant.  With respect to a Participant who is married on the Annuity Starting Date, a Qualified Joint and Survivor Annuity is an annuity for the life of the Participant and, after the Participant’s death, an annuity for the life of the Participant’s spouse, in a monthly amount that is 50 percent of the monthly amount paid to the Participant before his or her death.  With respect to a Participant who is not married on the Annuity Starting Date, a Qualified Joint and Survivor Annuity is an annuity for the life of the Participant.

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(b)
A Participant may waive the Qualified Joint and Survivor Annuity form of payment and elect an alternative form of payment provided under the Plan, including without limitation an annuity for the life of the Participant and, after the Participant’s death, an annuity for the life of the Participant’s spouse in a monthly amount that is 75 percent of the monthly amount paid to the Participant before his or her death.  Any election to waive the Qualified Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant’s spouse.  Such spouse’s consent must acknowledge the effect of such election and be witnessed by a notary public.  Such consent shall not be required if it is established to the satisfaction of the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations.

(c)
The election made by the Participant and consented to by the Participant’s spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period.  Any new election must comply with the requirements of subsection (b).  A former spouse’s waiver shall not be binding on a new spouse.

(d)
The election period to waive the Qualified Joint and Survivor Annuity shall be the 90-day period ending on the Annuity Starting Date.  The Annuity Starting Date means the first day of the first period for which an amount is received as an annuity.

(e)
Within a reasonable period of time before the Annuity Starting Date (and consistent with Treasury Regulations), the Participant shall be provided with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant’s right to make an election to waive the Qualified Joint and Survivor Annuity, the right of the Participant’s spouse to consent to any election to waive the Qualified Joint and Survivor Annuity, and the right of the Participant to revoke such election and the effect of such revocation.

10.9	Qualified Preretirement Survivor Annuity

(a)
If an applicable Appendix provides for, and the Participant elects, an annuity form of payment and the Participant dies before the Annuity Starting Date, the Participant’s vested Account balance shall be used to purchase a Qualified Preretirement Survivor Annuity for the Participant’s spouse.  A Qualified Preretirement Survivor Annuity is an annuity for the life of the Participant’s spouse.

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(b)
A Participant may waive the Qualified Preretirement Survivor Annuity form of payment.  Any election to waive the Qualified Preretirement Survivor Annuity must be consented to by the Participant’s spouse in the same manner provided for in Section 10.8(b) and (c).  A Participant may revoke a waiver at any time before the payment of benefits commences without the consent of the spouse, provided that a new waiver shall require a new spousal consent.

(c)
If the Participant dies and the Qualified Preretirement Survivor Annuity has not been waived, the surviving spouse may, prior to the time that annuity payments begin, waive the Qualified Preretirement Survivor Annuity form of benefit and elect an alternative form of payment provided under the applicable Appendix.

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ARTICLE XI - SPECIAL TOP-HEAVY PROVISIONS

11.1	Top-Heavy Rules

In the event the Plan is or becomes Top-Heavy (as defined in Section 11.2 hereof) in any Plan Year, the provisions of this Article shall apply and shall supersede any conflicting provisions in the Plan for such Plan Year.

11.2	Definitions

As used in this Article, the following terms shall have the meanings set forth below:

(a)	“Determination Date” means with respect to any Plan Year the last day of the preceding Plan Year, and for the first Plan Year, the first day of such Plan Year.

(b)
“Key Employee” means an Employee or former Employee (including a deceased employee) of the Company or an Affiliate who, at any time during the Plan Year that includes the Determination Date was an officer having greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company or an Affiliate, or a 1-percent owner of the Company or an Affiliate.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)	“Non‑Key Employee” means any employee who is not a Key Employee and includes an employee who is a former Key Employee.

(d)	This Plan shall be “Top-Heavy” for any Plan Year if the provisions of any of the following apply:

(1)	the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group of Plans or Permissive Aggregation Group of Plans;

(2)
the Plan is a part of a Required Aggregation Group of Plans (but is not part of a Permissive Aggregation Group of Plans) and the Top-Heavy Ratio for the Required Aggregation Group of Plans exceeds 60%; or

(3)	the Plan is a part of a Required Aggregation Group of Plans and part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation Group of Plans exceeds 60%.

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(e)
“Top-Heavy Ratio” means a fraction:  (1) the numerator of which is the sum of the amount credited to accounts under the Plan and any other defined contribution plan maintained by the Company or an Affiliate which is required or permitted to be taken into account for all Key Employees and the Present Value of accrued benefits under any defined benefit plan maintained by the Company or Affiliate which is required or permitted to be taken into account for all Key Employees, and (2) the denominator of which is the sum of the amount credited to the accounts under such defined contribution plans for all Participants and the Present Value of accrued benefits under such defined benefit plans for all Participants. In determining the Top-Heavy Ratio, a Participant’s accrued benefit in a defined benefit plan must be determined using the method uniformly used for accrual purposes for all plans of the Company and Affiliate.  If there is no such uniform method, the accrued benefit is to be determined as if it accrued not more rapidly than under the slowest rate of accrual permitted under Code Section 411(b)(1)(C).

For purposes of this definition:  (A) the amount credited to accounts and the Present Value of accrued benefits shall be determined as of the last day of the most recent Plan Year that falls within or ends with the 12-month period ending on the Determination Date; (B) the amount credited to the accounts and accrued benefits of a Participant who is a Non-Key Employee but who was a Key Employee in a prior year will be disregarded; (C) the amount credited to the accounts and accrued benefits of any individual who has not performed services for the Employer or an Affiliate for the one-year period ending on the Determination Date shall not be taken into account; and (D) the present value of accrued benefits and the account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(f)
“Required Aggregation Group of Plans” means (1) each qualified plan of the Company or an Affiliate (including a terminated plan) in which at least one Key Employee participates, and (2) any other qualified plan of the Company or an Affiliate which enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(g)
“Permissive Aggregation Group of Plans” means the Required Aggregation Group of Plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group of Plans, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(h)
“Present Value” of accrued benefits under any defined benefit plan maintained by the Company or an Affiliate shall mean an actuarial equivalent lump sum amount based on the Pension Benefit Guaranty Corporation factors and assumptions.

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11.3	Minimum Contribution

(a)
Except as otherwise provided in subsection (b), for any Plan Year in which the Plan is Top-Heavy, the Employer contributions (and forfeitures) allocated on behalf of any Participant who is a Non-Key Employee (exclusive of any Pre-Tax Contributions on his behalf) shall not be less than 3% of such Participant’s Section 415 earnings (as defined in Section 5.5(d) hereof) for such Plan Year.  However, should the sum of the Employer’s contributions, including Pre-Tax Contributions, and forfeitures allocated to the Account of each Key Employee for such Top-Heavy Plan Year be less than 3% of each Key Employee’s Compensation, the sum of the Employer’s contributions and forfeitures allocated to the Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of each Key Employee.  The percentage allocated to the Account of any Key Employee shall be equal to the ratio of the sum of the Employer’s contribution and forfeitures allocated on behalf of such Key Employee divided by the Compensation for such Key Employees.  The minimum allocation provided for in this Section shall be determined without regard to any contribution to or benefit payable under the Social Security law and shall apply even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the applicable Plan Year for any reason.  Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) and this Section.  Matching Contributions that are used to satisfy the minimum contributions requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b)
The minimum allocation provided in subsection (a) shall not apply to any Participant who was not an Employee on the last day of the applicable Plan Year or to any Participant to the extent such Participant is covered under any other plan of the Company or an Affiliate which provides for the minimum allocation of Employer contributions and/or accrual of retirement benefits.

11.4	Top-Heavy Vesting Schedule

(a)
Effective as of the first day of the first Plan Year in which this Plan is Top-Heavy (the “Top-Heavy Effective Date”), the nonforfeitable interest of each Participant in the portion of his or her Employer Contribution Account shall be determined as follows, provided, however, that if the Appendix provides a faster vesting schedule, such vesting schedule shall continue to apply:

Completed Years of Vesting Service	Nonforfeitable Interest
2	20%
3	40%
4	60%
5	80%
6 years or more	100%

(b)
Such vesting schedule shall remain in effect for all Plan Years commencing on and after the Top-Heavy Effective Date even though the Plan may not be Top-Heavy for any such Plan Year.  Notwithstanding the foregoing provisions of this Section, this Section shall not apply to the benefit of any Participant whose Termination of Employment occurred prior to the Top-Heavy Effective Date.

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ARTICLE XII - FUNDING OF THE SAVINGS PLAN; TRUST FUND

12.1	Trust Agreement

The Company has entered into the Trust Agreement with the Trustee to provide for the establishment of a Trust Fund to fund the benefits of the Plan.

12.2	Income on Funds

(a)	The Trust Fund shall consist of the Investment Funds.

(b)
Except as provided in Section 15.2, all dividends and other income, as well as any cash received from the sale or exchange of securities, produced by each Investment Fund shall be reinvested in each such Investment Fund.

12.3	Exclusive Benefit of Trust Fund

The principal and income of the Trust Fund shall be used for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

12.4	Mistake of Fact

If a contribution is made to the Plan by the Employer by reason of a mistake of fact, the Employer shall be entitled to receive a return of such contribution, without any gains and net of any losses attributable thereto within one year after making such contribution.

12.5	Contributions Disallowed by Code

All contributions by the Employer to the Plan are conditioned upon the deductibility of such contributions under Section 404 of the Code for the taxable year for which made, and the Employer shall be entitled to receive a return of any contribution, without any gains and net of any losses attributable thereto, to the extent its deduction is disallowed, within one year after such disallowance.

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ARTICLE XIII - AMENDMENT AND TERMINATION

13.1	Plan Amendments

The Company, by action of the Board of Directors, may at any time modify or amend the Plan, in whole or in part, provided, however, that no such amendment shall make it possible for any of the assets of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, or cause a cut-back in Participants’ benefits under the Plan within the meaning of Section 411(d)(6) of the Code.  Any such amendment shall be by an instrument in writing approved by the Board of Directors and executed by an officer who is authorized by the Company to sign amendments to the Plan.  To the extent permitted by resolution of the Board of Directors, any delegate of the Board may amend this Plan in whole or in part at any time or from time to time.  Any such amendment shall be by an instrument in writing.

13.2	Plan Termination; Discontinuance of Contributions

Although the Company intends to continue the Plan indefinitely, it may, by action of the Board of Directors, discontinue contributions under the Plan or terminate the Plan in part or in its entirety.  Any action to terminate the Plan shall be by an instrument in writing executed by the Board of Directors.

13.3	Vesting on Plan Termination

As of the effective date of any termination or partial termination of, or complete discontinuance of contributions to, the Plan, all affected Participants shall become fully vested in their Accounts.

13.4	Distributions on Plan Termination

Upon termination of the Plan, all assets remaining in the Trust Fund, after payment of any expenses properly chargeable against the Trust Fund, shall be distributed to the applicable Participants or their Beneficiaries in accordance with the value of such Participants’ Accounts and in accordance with the provisions of the Plan; provided, however, that any amount allocated to a suspense account maintained pursuant to Section 415 of the Code shall be returned to the Company.

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ARTICLE XIV - GENERAL PROVISIONS

14.1	No Contract of Employment

Nothing contained in the Plan shall be construed as a contract of employment between the Employer or the Company and any Employee, and the Plan shall not afford an Employee a right to continued employment with the Employer or the Company.

14.2	Payments Solely from Trust Fund

All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Company nor any Employer assumes any liability or responsibility for any Plan payment.

14.3	Incompetency

If the Committee determines that any person to whom a payment is due under the Plan is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to another person or entity, for the benefit of the minor or incompetent, without responsibility of the Company, the Employer, the Committee or the Trustee to see to the application of such payment.  Payments made pursuant to such power shall operate as a complete discharge of the Company, the Employer, the Committee, the Trustee and the Trust Fund.

14.4	Alienation and QDROs

(a)
Except as provided below, the interest herein, whether vested or not, of any Participant, Former Participant or Beneficiary, shall not be subject to alienation, assignment, pledge, encumbrance, attachment, garnishment, including, but not limited to, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.

(b)
The provisions of this Section shall not prevent the creation, assignment or recognition of any individual’s right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order (“QDRO”).  A QDRO shall mean any judgment, decree or order which meets the basic requirements of Code Section 414(p) and meets the QDRO requirements set out in the Plan procedures, concerning domestic relations orders, as determined by the final, discretionary authority of the Committee.

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(c)
The Committee shall establish reasonable procedures to determine whether a domestic relations order is a QDRO and to administer distributions under a QDRO.  If any domestic relations order is received by the Plan, the Committee shall promptly notify the Participant and any Alternate Payee that the order has been received and of the Plan’s procedures for determining whether the order is a QDRO and notify the Participant and each Alternate Payee (or their representatives) of the Committee’s determination.  “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant recognized by a proper domestic relations order as having a right to receive all, or a portion of, a Participant’s benefits under the Plan, as prescribed under Code Section 414(p).

14.5	Notice to the Committee

If any provision in the Plan describes an Employee or Beneficiary’s election, application, or notice to the Committee, then any such action shall only be effective if it is properly made under Plan procedures.  Any election, application or notice required to be made shall be deemed to have been made or given on the date received by the Committee or its Recordkeeper.

14.6	Mergers and Transfers

The Board of Directors shall have the power to fully or partially merge the Plan with any other tax-qualified plan or transfer assets to, or accept assets from, any other tax-qualified plan.  In the event of any merger or consolidation of the Plan with, or a transfer of the assets and liabilities of the Plan to, any other plan, each Participant shall receive a benefit under such other plan (if such other plan were terminated immediately after such merger, consolidation or transfer) which is equal to or greater than the benefit the Participant would have been entitled to receive under the Plan (if the Plan had been terminated immediately prior to such merger, consolidation or transfer).

14.7	Fiduciaries

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan hereunder.

14.8	Plans Shall Comply with Law; Choice of Law

It is intended that the Plan hereunder conform to and meet the applicable requirements of ERISA and the Code.  Except to the extent preempted by ERISA, the validity of the Plan hereunder or of any of the provisions thereof shall be determined under, and they shall be construed and administered according to, the laws of the State of New York, (including its statute of limitations and all substantive and procedural law, and without regard to its conflict of laws provisions).  The illegality of any particular provision of the Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

14.9	ERISA 404(c)

The Plan is intended to comply with ERISA Section 404(c).  Participants are solely responsible for their own investment choices.

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14.10	Gender

The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

14.11	Deemed Distributions of Unvested Amounts

In the event of a Participant’s Termination of Employment before he or she has any vested interest in his or her Employer Contribution Account, if any, the Participant shall be deemed to have received a distribution of his or her balance as of the Termination of Employment date, in the amount of the unvested portion of his or her Employer Contribution Account.  The amount of this deemed distribution shall be zero.  Following this deemed distribution, the Participant shall have no remaining benefit under the Plan attributable to his or her Employer Contribution Account.

14.12	Headings

Section headings are provided only for the convenience of the reader.  Section headings shall not be considered in interpreting this document.

14.13	Missing Payees

A Participant (or, if deceased, his or her Beneficiary if entitled to Benefits under the Plan) is obligated to keep the Plan Administrator informed as to his or her current address at all times. In the event that a Participant or Beneficiary or other recipient of Benefits cannot be located with reasonable efforts by the end of the second calendar year following the date when Benefits are first payable under the Plan, an amount equal to the Benefit payable may be forfeited. If the Participant or Beneficiary or other recipient of Benefits subsequently makes a claim for these forfeited Benefits, at any time, then the amount forfeited will be reinstated, without interest, and paid as soon as practicable.

14.14	Changes in Vesting Schedule

If the vesting schedule is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage such that contributions made subsequent to the amendment will vest more slowly as a result of the amendment, or if the Plan is deemed to be amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the applicable Appendix without regard to such amendment or change.  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

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(c)	60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

If a vesting schedule is amended, or if the Plan is determined to be Top-Heavy, then the Participants with (1) at least one Hour of Service during the Plan Year for which the change is made and (2) three years of Service with an Employer may elect within a reasonable period, as provided by Code Section 411(a)(10), either the new or former vesting schedule.

14.15	Tax Withholding

The Committee hereby specifically delegates to the Trustee the responsibility to be liable for income tax withholding, and to withhold the appropriate amount from any payment made from the Trust to any payee under the provisions of applicable law and regulation.

14.16	Common Trust Funds

The Plan adopts and includes the provisions of any group or common trust fund in which the Trust participates, but only as long as such group or common trust fund remains qualified under Section 401(a), and exempt from taxation under Section 501(a), of the Code in accordance with Revenue Ruling 81-100.

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ARTICLE XV - ESOP PROVISIONS

15.1	ESOP Portion of the Plan.

The ESOP is an employee stock ownership plan within the meaning of Code Section 4975(e)(7).  The ESOP is maintained as a portion of the Plan as authorized by Treasury Regulations Section 54.4975-11(a)(5).  Each Participant’s After-Tax Contribution Account, Catch-Up Contribution Account, Matching Contribution Account, Pre-Tax Contribution Account, Rollover Contribution Account, Roth Elective Deferral Account and Supplemental Contribution Account that is invested in whole or in part in the L3 Stock Fund will be divided into an ESOP sub-account and a non-ESOP sub-account.  The ESOP sub-account will be comprised of that portion of any such Account invested in the L3 Stock Fund and the non-ESOP sub-account will be comprised of that portion of any such Account invested in all other Investment Funds.  All of a Participant’s or Beneficiary’s ESOP sub-accounts will together constitute the Participant’s or Beneficiary’s ESOP Account.  All such ESOP Accounts together shall constitute the ESOP.  Any reference to the ESOP portion of the Plan shall mean the ESOP Accounts established under the Plan.  Unless otherwise specifically stated or unless the context requires otherwise, all other Articles of the Plan and the Trust Agreement shall apply to the Plan as a whole including both the ESOP portion of the Plan and the non-ESOP portion of the Plan.

It is specifically intended that the ESOP acquire and hold L3 Stock that is “qualifying employer securities,” as defined in Section 407(d)(5) of ERISA, and “employer securities,” as defined in Section 409(l) of the Code, through the L3 Stock Fund.

15.2	Distribution of Dividends

(a)
Cash dividends on L3 Stock attributable to the interests in the L3 Stock Fund allocated to a Participant’s or Beneficiary’s ESOP Account as of the record date of such dividend shall be paid to the ESOP and held in the L3 Stock Fund unless, in accordance with the Participant’s or Beneficiary’s Dividend Election, they are distributed in cash to the Participant or Beneficiary no later than 90 days after the last day of the Plan Year in which the dividend is paid.

(b)
The Dividend Election shall be made at such time and in such manner as the Company shall prescribe, provided that Participants and Beneficiaries must be given a reasonable opportunity before a dividend is distributed to make the Dividend Election and must have a reasonable opportunity to change the Dividend Election at least annually.  If there is a change in Plan terms governing the manner in which dividends on L3 Stock are paid or distributed to Participants and Beneficiaries, a Participant or Beneficiary must be given a reasonable opportunity to make the Dividend Election under the new Plan terms prior to the date on which the first dividend subject to the new Plan terms is paid or distributed.  If a Participant fails to make the Dividend Election, dividends on L3 Stock shall be re-invested in the L3 Stock Fund allocated to the Participant’s ESOP Account.  The Dividend Election (and the re-investment of dividends as a result of the Participant’s failure to make a Dividend Election) shall become irrevocable ten business days before the date that dividends subject to the election are paid to the Plan.

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(c)
Notwithstanding any other provision of the Plan to the contrary, dividends on L3 Stock, whether paid to the Participant or Beneficiary or re-invested in the L3 Stock Fund, shall be 100 percent vested at all times, regardless of whether the Participant or Beneficiary is vested in the portion of the L3 Stock Fund with respect to which the dividend is paid.  Such dividends shall not be treated as Annual Additions under Section 5.5, Pre-Tax Contributions, After-Tax Contributions, Matching Contributions or Supplemental Contributions under the other provisions of the Plan.  Dividends distributed to Participants are not subject to the consent requirements of Section 10.5.

(d)	In order to receive a hardship distribution under Section 9.6, a Participant must have elected under any currently available Dividend Election to receive the dividends in cash.

(e)
Dividends distributed pursuant to this Section are not Eligible Rollover Distributions for purposes of Section 10.6 even if distributed at the same time as other amounts that do constitute Eligible Rollover Distributions.

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IN WITNESS WHEREOF, this L3 Technologies Master Savings Plan is hereby amended and restated effective January 1, 2017.

L3 TECHNOLOGIES, INC.

Date: January 2, 2017	By:	/s/ Kevin L. Weiss
	Title:	Corporate Vice President, Human Resources

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SCHEDULE A
MINIMUM REQUIRED DISTRIBUTIONS

Section 1.              General Rules.

(a)
Effective Date.  Notwithstanding any other provision of the Plan to the contrary, the provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)
Treasury Regulations Incorporated by Reference.  All distributions required under this Appendix will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

Section 2.              Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)
Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b) will apply as if the surviving spouse were the Participant.

(c)
Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Schedule.

Section 3.              Required Minimum Distributions During Participant’s Lifetime.

(a)
Amount of Required Minimum Distribution  For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)–9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in §1.401(a)(9)–9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

A-1	L3 Technologies Master Savings Plan

(b)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

Section 4.             Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Date Distributions Begin.

(1)
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

A-2	L3 Technologies Master Savings Plan

(b)
Death Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 4(b) will apply as if the surviving spouse were the Participant.

Section 5.              Definitions.

(a)
Designated Beneficiary.  The individual who is designated as the beneficiary under the Plan and is the Designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and Treas. Reg. §1.401(a)(9)–1, Q&A-4.

(b)
Distribution Calendar Year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treas. Reg. §1.401(a)(9)–9.

(d)
Participant’s Account Balance.  The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e)
Required Beginning Date.  April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70 ½ or (2) in the case of a Participant who is not a 5% owner of the Company, the year in which the Participant retires.

A-3	L3 Technologies Master Savings Plan

SCHEDULE B
(Effective 2019 Plan Year)

Employer	Fidelity Division Code	Compensation Definition	Match Formula	Vesting	True Up	Supplemental Contributions	Notes
L3 Aviation Products, Inc. - APD Sarasota (Aviation Recorders)	001	Bonus Included	100% of 5%	3 Year Graded	Yes
Communications Systems West	002	Bonus Included	100% of 5%	3 Year Graded	No
Communications Systems East	004	Bonus Included	100% of 5%	3 Year Graded for Match	No	Last supplemental contribution was for plan year ending 12/31/2018	Same goes for the four CSE Unions – ASPEP, IFPTE Local 241, IUE Local 103, IUE Local 110.
Power Paragon	007	Bonus Included	100% of 5%	3 Year Graded	No
Narda-MITEQ	008	Bonus Included	100% of 5%	3 Year Graded	No
Narda West	009	Bonus Included	100% of 5%	3 Year Graded	No
Corporate	011	Bonus Included	100% of 5%	3 Year Graded	Yes	Last supplemental contribution was for plan year ending 12/31/2018
L3 Aviation Products, Inc - APD Alpharetta (Display Systems)	012	Bonus Included	100% of 5%	3 Year Graded	Yes
Telemetry West	016	Bonus Included	100% of 5%	3 Year Graded	Yes
Ocean Systems (Non-Union)	017	Bonus Included	100% of 5%	3 Year Graded	No
Randtron	018	Bonus Included	100% of 5%	3 Year Graded	No

SCHEDULE B
(Effective 2019 Plan Year)

Employer	Fidelity Division Code	Compensation Definition	Match Formula	Vesting	True Up	Supplemental Contributions	Notes
Ocean Systems (Union)	020	Base pay -straight-time hourly rate times 40 hours per week. Exclude bonus, OT, Shift Differential	50% of 6%	3 Year Graded	No
Electrodynamics Inc.	026	Bonus Included	100% of 5%	3 Year Graded	No
Space& Navigation (Non-Union)	033	Bonus Included	100% of 5%	3 Year Graded	No
Link (Non-Union)	034	Bonus Included	100% of 5%	3 Year Graded	No
Link SCA	034 SCA	Bonus Included	No match		No
Link Union	034 Union	Bonus Included	Per Chart below		No
Interstate Electronics	037	Bonus Included	100% of 5%	3 Year Graded	Yes
Telemetry East	038	Bonus Included	100% of 5%	3 Year Graded	No		Sam goes for TE Union ~ IUE-CWA Local 1
Space & Navigation (Union)	040	Bonus Included	100% of 5%	3 Year Graded	No
SPD Electrical Systems & Switchgear (Non-Union)	045/046/047	Bonus Included	100% of 5%	3 Year Graded	No

SCHEDULE B
(Effective 2019 Plan Year)

Employer	Fidelity Division Code	Compensation Definition	Match Formula	Vesting	True Up	Supplemental Contributions	Notes
SPD Electrical Systems & Switchgear (Union)	045/046/047	Bonus Included	100% of 5%	5 Year Graded (20% per year of service) for Match and 3 Year Cliff for Supplemental	No	Employees hired before June 1, 2015 are eligible to receive a DCRP contribution 2% of compensation per pay period.	UAW-SPD Local 1, UAW-NPD Local 1, UAW SWGR Local
Maritime Systems - Newburyport (Henschel, Inc.)	048	Bonus Included	100% of 5%	3 Year Graded	No
L3 Unidyne Inc. (Union) (Formerly PacOrd )	049	Bonus Included	No Match		No		IAM389, IBEW569, IAM389 GF
Security & Detection Systems	053	Bonus Included	100% of 5%	3 Year Graded	No
Aerospace Systems - Mission Integration Division (MID)	055	Bonus Included	100% of 5%	3 Year Graded if hired on or after 4/1/2011, otherwise 100%	No	Last supplemental contribution was for plan year ending 12/31/2017	Same as MID Union - UAW 967
Aerospace Systems - Mission Integration Division (MID)	055	Bonus Included	100% of 5%	3 Year Graded if hired on or after 4/1/2011, otherwise 100%	No	Last supplemental contribution was for plan year ending 12/31/2017
Electron Devices	056	Bonus Included	100% of 5%	3 Year Graded	No
Ruggedized C&CS	057	Bonus Included	100% of 5%	3 Year Graded	Yes

SCHEDULE B
(Effective 2019 Plan Year)

Employer	Fidelity Division Code	Compensation Definition	Match Formula	Vesting	True Up	Supplemental Contributions	Notes
Aerospace Systems - Aeromet Inc.	058	Bonus Included	100% of 5%	3 Year Graded if hired on or after 4/1/2011, otherwise 100%	No	Last supplemental contribution was for plan year ending 12/31/2017
Photonics	059	Bonus Included	100% of 5%	3 Year Graded	No
ESSCO	060	Bonus Included	100% of 5%	3 Year Graded	No
Westwood	061	Bonus Included	100% of 5%	3 Year Graded	No
L3 Aviation Products, Inc. - APD Grand Rapids & Florida (Avionics Systems)	062-63	Bonus Included	100% of 5%	3 Year Graded	Yes	Last supplemental contribution was for plan year ending 12/31/2018
Fuzing and Ordinance	064	Bonus Included	100% of 5%	3 Year Graded	Yes
Comcept	067	Bonus included	100% of 5%	3 Year Graded if hired on or after 4/1/2011, otherwise 100%	No
Brashear	076	Bonus Included	100% of 5%	3 Year Graded	No
Warrior Systems Division - IRP (Infrared Products - RCI)	078	Bonus Included	100% of 5%	3 Year Graded	No
Link DTS	079	Bonus Included	100% of 5%	3 Year Graded	No

SCHEDULE B
(Effective 2019 Plan Year)

Employer	Fidelity Division Code	Compensation Definition	Match Formula	Vesting	True Up	Supplemental Contributions	Notes
Cincinnati Electronics	080	Bonus Included	100% of 5%	3 Year Graded	No		Same goes for Union - IBEW 1842
Electron Devices - (former ETI - Electron Technologies, Inc. Non-Union)	081	Bonus Included	100% of 5%	3 Year Graded if hired on or after 4/1/2011, otherwise 100%	No	Last supplemental contribution was for plan year ending 12/31/2018
Electron Devices - (former ETI - Electron Technologies, Inc. Union)	082	Bonus Excluded	100% of 4%	3 Year Graded if hired on or after 1/1/2011, otherwise 100%	No		EAST Local 1553, Maximum Deferral Election 20%
Electron Devices - (former ETI - Electron Technologies, Inc. Union)	082	Bonus Excluded	100% of 4%	3 Year Graded if hired on or after 5/1/2011, otherwise 100%	No		IBEW 2295, Maximum Deferral Election 20%
Combat Propulsion (Non-Union)	084	Bonus Included	100% of 5%	3 Year Graded	No
Combat Propulsion (Union)	085	Bonus Included	100% of 5%	3 Year Graded	No		UAW 113 PTO, UAW 1279 PTO
ALST Advanced Labor Systems Tech	087	Bonus Included	100% of 5%	3 Year Graded	No
Mobile Vision	088	Bonus Included	100% of 5%	3 Year Graded	No
Unmanned Systems (Airborne Technologies Incorporated (ATI) and Dallas (Geneva Aerospace)	100/123	Bonus Included	100% of 5%	3 Year Graded	No

SCHEDULE B
(Effective 2019 Plan Year)

Employer	Fidelity Division Code	Compensation Definition	Match Formula	Vesting	True Up	Supplemental Contributions	Notes
Sonoma EO	101	Bonus Included	100% of 5%	3 Year Graded	No
Warrior Systems-EOTech	103	Bonus Included	100% of 5%	3 Year Graded	No
SSG	119	Bonus Included	100% of 5%	3 Year Graded	No
Maripro	117	Bonus Included	100% of 5%	3 Year Graded	No
Global Communication Solutions (GCS)	126	Bonus Included	100% of 5%	3 Year Graded	No
Warrior Systems -ETO (Electro-Optical Systems - EOS)	127	Bonus Included	100% of 5%	3 Year Graded	No	Last supplemental contribution was for plan year ending 12/31/2018
Datron	133	Bonus Included	100% of 5%	3 Year Graded	Yes
Linkabit	134	Bonus Included	100% of 5%	3 Year Graded	Yes
L3 Advanced Programs, Inc.	135	Bonus Included	100% of 5%	3 Year Graded	Yes
Applied Technologies	136	Bonus Included	100% of 5%	3 Year Graded	Yes
Unidyne	137	Bonus Included	100% of 5%	3 Year Graded	No		Including SCA
Warrior Systems - Insight Technology	138	Bonus Included	100% of 5%	3 Year Graded	No
Chesapeake Sciences	140	Bonus Included	100% of 5%	3 Year Graded	Yes

SCHEDULE B
(Effective 2019 Plan Year)

Employer	Fidelity Division Code	Compensation Definition	Match Formula	Vesting	True Up	Supplemental Contributions	Notes
Aerospace Systems - Platform Integration Division – (PID)	144	Bonus Included	100% of 5%	3 Year Graded if hired on or after 4/1/2011, otherwise 100%	No	Last supplemental contribution was for plan year ending 12/31/2017
KEO (Non-Union)	169	Bonus Included	100% of 5%	3 Year Graded	No
KEO (Union)	170	Bonus Included	50% of 6%	3 Year Graded	No
Mustang Technology	173	Bonus Included	100% of 5%	3 Year Graded	No
EOIR	175	Bonus Included	100% of 5%	3 Year Graded	No
ISR Group	176	Bonus Included	100% of 5%	3 Year Graded if hired on or after 4/1/2011, otherwise 100%	No	Aerospace Systems Group ~ Last supplemental contribution was for plan year ending 12/31/2017 Sensor Systems Group ~ Last supplemental contribution was for plan year ending 12/31/2018
Narda ATM	178	Bonus Included	100% of 5%	3 Year Graded	No		Eff 01/01/2017

SCHEDULE B
(Effective 2019 Plan Year)

Employer	Fidelity Division Code	Compensation Definition	Match Formula	Vesting	True Up	Supplemental Contributions	Notes
ForceX	179	Bonus Included	100% of 5%	3 Year Graded	No		Eff 01/01/2017
L3 Airline Academy (Aerosim Academy)	185	Bonus Included	100% of 5%	3 Year Graded	No		Eff 01/01/2018
OceanServer	186	Bonus Included	100% of 5%	3 Year Graded	No		Eff 07/21/2017
Commercial Aviation (Aerosim Technologies)	188	Bonus Included	100% of 5%	3 Year Graded	No		Eff 01/01/2018
Open Water Power – (OWP)	189	Bonus Included	100% of 5%	3 Year Graded	No		Eff 10/13/2017
L3 Kigre Inc.	190	Bonus Included	100% of 5%	3 Year Graded	No		Eff 04/13/2018
Enterprise Business Services	191	Bonus Included	100% of 5%	3 Year Graded	No		Eff 04/13/2018
Adaptive Methods	192	Bonus Included	100% of 5%	3 Year Graded	No		Eff 01/01/2019
Doss Aviation (Non Union)	193	Bonus Included	100% of 5%	3 Year Graded	No		Eff 01/01/2019
Doss Aviation (Union & SCA)	193	Bonus Included	None	N/A	N/A		Eff 01/01/2019
Patriot Works	194	Bonus Included	100% of 5%	3 Year Graded	No		Eff 08/01/2018
SEGAP	195	Bonus Included	100% of 5%	3 Year Graded	No		Eff 08/01/2018
L3 Latitude Engineering	196	Bonus Included	100% of 5%	3 Year Graded	No		Eff 01/01/2019
L3 Advanced Programs (ADS)	197	Bonus Included	100% of 5%	3 Year Graded	Yes		Eff 01/01/2019

SCHEDULE B
(Effective 2019 Plan Year)

Pers. Area Code	Pers. Area Text	Pers. Sub- area Code	Pers. Sub- area Text	Fidelity Division Code	True Up	Pre- Tax Contrib Source	After- Tax Contrib Source	Catch- up Contrib Source	ER Match Source	Supplemental ER Source	Match Contrib Rule	Supplemental ER Formula
2144	Link Simulation & Training	L122	IAMAW H9	034	N	01	03	05	3 Year Graded		100% of 5%	None
2144	Link Simulation & Training	L133	IAMHW H11	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L134	IAMHW H12	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L135	IAMHW H15	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L136	IAMHW H17	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L137	IAMHW H21	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L140	IAMHW H25	034	N	01	03	05	100% Vesting		100% of 4%	None
2144	Link Simulation & Training	L142	IAMHW H30	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L143	IAMHW H31	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L144	IAMHW H32	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L145	IAMHW H33	034	N	01	03	05	100% Vesting		100% of 5%	None
2144	Link Simulation & Training	L147	IAMHW H35	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L148	IAMHW H36	034	N	01	03	05	3 Year Graded		100% of 5%	None
2144	Link Simulation & Training	L149	IAMHW H37	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L151	IAMHW H39	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L152	H41 ASSN	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L153	H42 ASSN	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L154	IAMHW H43	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L155	IAMHW H44	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L156	IAMHW H45	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L157	IAMHW H52	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L158	H53 ASSN	034	N	01	03	05	3 Year Graded		None	None
2144	Link Simulation & Training	L159	IAMHW H54	034	N	01	03	05	3 Year Graded		100% of 5%	None

SCHEDULE B
(Effective 2019 Plan Year)

Pers. Area Code	Pers. Area Text	Pers. Sub- area Code	Pers. Sub- area Text	Fidelity Division Code	True Up	Pre- Tax Contrib Source	After- Tax Contrib Source	Catch-up Contrib Source	ER Match Source	Supplemental ER Source	Match Contrib Rule	Supplemental ER Formula
2144	Link Simulation & Training	L222	IAMHW H47	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L229	IAMHW H55	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L230	IAMHW H56	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L255	IAMHW H57	034	N	01	03	05	3 Year Graded		100% of 4%	None
2144	Link Simulation & Training	L267	IAMHW H58	034	N	01	03	05	3 Year Graded		100% of 4%	None

L3 Communication Systems - East

MSP Appendix - 004

1.	Background.

Employees of the L3 Communication Systems – East Division of L3 Technologies, Inc. became eligible to participate in the Plan as of December 14, 2002.  This Appendix applies to Eligible Employees, as defined below, and is effective as of January 1, 2017.

2.	Definitions.

(a)
“Compensation” means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings, commissions, overtime compensation, regular vacation pay, and elective payroll deduction contributions under Code Sections 125, 132(f )(4) and 401(k). Compensation does not include bonuses, incentive pay, severance payments, termination incentive payments, lump sum vacation allowances, taxable fringe benefits, stock-based compensation (whether settled in cash or stock), imputed income from life insurance, employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, employee deferrals or contributions to any nonqualified deferred compensation plan, distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, or any reimbursed expenses, such as relocation expenses and education expenses, and any other item not specifically included in compensation herein. Compensation for any Plan Year shall be limited to $200,000, as adjusted under Section 401(a)(17) of the Code.

(b)
“Eligible Employee” means a common law employee of the Employer who (i) is not covered by a collective bargaining agreement or (ii) is represented by  (A) the Association of Scientists and Professional Engineering Personnel or (B)  the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers – Communications Workers of America, Local 103 and Local 110; or (C) the Teamsters Local Union No. 676, An Affiliate of the International Brotherhood of Teamsters, AFL-CIO; or (D) the International Foundation of  Professional and Technical Engineers, Local 241 (IFPTE).

(c)	“Pension Plan” means any defined benefit pension plan maintained by L3 Technologies, Inc. and its subsidiaries.

3.	Eligibility.

An Eligible Employee shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

4.	Matching Contributions.

(a)
The Employer shall make a Matching Contribution each payroll period on behalf of each Participant who makes Pre-Tax or After-Tax Contributions, in an amount equal to 50 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 6 percent of the Participant’s Compensation for the payroll period.

(b)
The Employer shall make a Matching Contribution on behalf of each Participant who makes Catch-up Contributions for a payroll period in an amount equal to 50 percent of the Participant’s Catch-up Contributions that do not exceed 6 percent of such Participant’s Compensation for the payroll period.

5.	Supplemental Contributions.

The Employer shall make a Supplemental Contribution for each payroll period on behalf of each Eligible Employee who, during such payroll period, is not eligible to accrue a benefit under a Pension Plan and is employed by the Employer during such payroll period in accordance with the schedule below.  The amount of the Supplemental Contribution shall be based on the Eligible Employee’s Years of Service on the last day of the payroll period for which the Supplemental Contribution is made in accordance with the schedule below.

Years of Service	Percentage of Compensation

Less than 5	2
At least 5 but less than 10	3
10 or more	4

6.	Vesting.

(a)	A Participant shall be vested in his or her Matching Contribution Account as follows:

Completed Period of Service	Vested Percentage

Less than 1 year	0%
1	25%
2	50%
3	100%

(b)	A Participant shall become vested in his or her Supplemental Contribution Account as follows:

Completed Period of Service	Vested Percentage

Less than 1 year	0%
3 years or more	100%

2

BT Fuze Division Employee Contribution Account

MSP Appendix - 052

1.	Background.

Employee of the BT Fuze division were eligible to make employee contributions to an account set forth under Section 5 of the Cooperative Retirement Plan (the ”Account”).  The assets in the Account have been transferred to this Plan effective January 1, 2011.  The BT Fuze division is the Employer for purpose of this Appendix.  This Appendix applies to those employees and is effective as of January 1, 2012.

2.	Definitions.

A Participant may elect to withdraw any amount up to 100 percent of his Account balance at any time, provided no more than one withdrawal election will be allowed in any period of 365 days.  Any such withdrawal or other distribution to the Participant from this Account will be paid in the form of a Qualified Joint and Survivor Annuity.  However, a Participant may elect to waive such form of payment and take his withdrawal or distribution in a single cash payment if the spousal consent and waiver requirements of Section 10.8 of this Plan are met.  If a Participant’s death occurs prior to distribution of all amounts in his Account, 50 percent of the amount in the Participant’s Account will be paid in the form of a Qualified Preretirement Survivor Annuity to the Participant’s surviving spouse, subject to the provisions of Section 10.9 of the Plan.  As an alternative to receiving the benefit in the form of a Qualified Preretirement Survivor Annuity, the spouse may elect to receive a single sum payment or a combination of a lump sum and annuity.  The spouse may also elect to defer distribution to a later date.  The remainder of the Account will be paid to the Participant’s designated beneficiary who may elect to receive such distribution in the form of a lump sum, an annuity or in a combination of a lump sum and annuity.  The beneficiary may elect to defer distribution until a specified later date.

3.	Eligibility.

No new employees can become eligible to participate in the Account.

4.	Contributions.

No further contributions will be made by employees or the Employer to the Account.

5.	Vesting.

The Account will be fully vested at all times.

6.	Participant Directed Investments

If a Participant fails to direct the investment of his Account in one or more of the Investment Funds, such amounts will be invested in the fund determined by the Benefit Plan Committee.

Ocean Systems - Hourly

MSP Appendix 020

1.	Background.

Prior to October 1, 2001, hourly employees of the Ocean Systems Division (the “Employer”) of L3 Technologies, Inc. participated in the L-3 Communications Hourly Thrift Plan (the “Thrift Plan”).  Effective October 1, 2001, the Thrift Plan was merged into this Plan and those employees became eligible to participate in the Plan.  This Appendix applies to those employees and is effective as of January 1, 2017.

2.	Definitions.

(a)
“Base Pay”  is determined by multiplying the Participant’s straight-time hourly rate times 40 hours per week and does not include shift differential, overtime or any lump sum payment (bonuses, COLA, other). Base Pay for any Plan Year shall be limited to $200,000, as adjusted under Section 401(a)(17) of the Code.

(b)	“Eligible Employee” means an Employee of the Employer who is covered by a collective bargaining agreement that provides for participation in the Plan.

(c)	“Prior Plan” means the AlliedSignal Thrift Plan, as in effect on March 30, 1998.

3.	Eligibility.

An Eligible Employee shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

4.	Matching Contributions.

(a)
The Employer shall make a Matching Contribution on behalf of each eligible Participant who makes Pre-Tax Contributions or After-Tax Contributions for a payroll period in an amount equal to 50 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 6 percent of Basic Compensation for the payroll period.

(b)
The Employer shall make a Matching Contribution on behalf of each Participant who makes Catch-up Contributions for a payroll period in an amount equal to 50 percent of the Participant’s Catch-up Contributions that do not exceed 6 percent of such Participant’s Compensation for the payroll period.

5.	Vesting.

(a)	Except as otherwise provided in this section 5, a Participant shall be vested in his or her Matching Contribution Account as follows:

Completed Period of Service	Vested Percentage
Less than 1 year	0%
1	25%
2	50%
3	100%

(b)
A Participant shall be fully vested in his or her Matching Contribution Account upon (i) death, (ii) Total Disability, (iii) termination by reason of retirement (including early retirement) under the terms of the L3 Ocean Systems Pension Plan For Hourly Employees, (iv) termination of employment because of a manpower reduction or reorganization by the Employer, or (v) the attainment of age 65.

(c)
A Participant who was an participant in the Prior Plan on March 30, 1998 and became an Employee of the Employer on March 31, 1998 shall be fully vested in the portion of his or her Matching Contribution Account attributable to amounts transferred from the Prior Plan to this Plan.

7.	Withdrawal of Matching Contributions.

Notwithstanding Section 9.4, a Participant who has a five-year period of service and has withdrawn the full amount of his or her After-Tax Contribution Account and Rollover Contribution Account may withdraw all or a portion of his or her Matching Contribution Account.

2

Electrodynamics Members of the IBEW, Local 134

MSP Appendix 023

1.	Background.

Employees of Electrodynamics, Inc. who are members of the International Brotherhood of Electrical Workers, Local 134 became eligible to participate in the Plan as of July 1, 2001.  This Appendix applies to such employees and is effective as of January 1, 2012.

2.	Definitions.

(a)
“Compensation” means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings, commissions, overtime compensation, regular vacation pay, and elective payroll deduction contributions under Code Sections 125, 132(f )(4) and 401(k). Compensation does not include bonuses, incentive pay, severance payments, termination incentive payments, lump sum vacation allowances, taxable fringe benefits, stock-based compensation (whether settled in cash or stock), imputed income from life insurance, employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, employee deferrals or contributions to any nonqualified deferred compensation plan, distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, or any reimbursed expenses, such as relocation expenses and education expenses, and any other item not specifically included in compensation herein. Compensation for any Plan Year shall be limited to $205,000, as adjusted under Section 401(a)(17) of the Code.

(b)	“Pension Plan” means the Electrodynamics, Inc. Pension Plan For Members Of Local 134, I.B.E.W.

(c)          “Union Member” means an Employee who is a member of the IBEW, Local 134.

3.	Eligibility.

A Union Member shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

4.	Matching Contributions.

The Employer shall make a Matching Contribution each payroll period on behalf of each Participant equal to 50 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 6 percent of Compensation for the payroll period.
The Employer shall make a Matching Contribution on behalf of each Participant who makes Catch-up Contributions for a payroll period in an amount equal to 50 percent of the Participant’s Catch-up Contributions that do not exceed 6 percent of such Participant’s Compensation for the payroll period.

5.	Supplemental Contributions.

The Employer shall make a Supplemental Contribution in the amount of 3 percent of a Participant’s Compensation for the Plan Year on behalf of each Participant who is not accruing a pension under the Pension Plan and, who (1) is employed on the last day of the Plan Year for which the Supplemental Contribution is made, (2) terminated employment during such Plan Year due to death, disability or “retirement” under the terms of the Pension Plan or (3) terminated employment with the employer as a result of permanent layoff during December 2012.

6.	Vesting.

A Participant shall become vested in his or her Supplemental Contribution Account as follows:

Completed Period of Service	Vested Percentage

Less than 1 year	0%
1	20%
2	40%
3	60%
4	80%
5 years or more	100%

A Participant shall be vested in his or her Matching Contribution Account as follows:

Completed Period of Service	Vested Percentage

Less than 1 year	0%
1	25%
2	50%
3	100%

2

Electrodynamics

MSP Appendix 026
1.	Background.

Employees of Electrodynamics, Inc., other than employees who are covered by a collective bargaining agreement, became eligible to participate in the Plan as of July 6, 1999.  This Appendix applies to such employees and is effective as of January 1, 2012.

2.	Definitions.

(a)
“Basic Compensation” means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings, commissions, overtime compensation, regular vacation pay, and elective payroll deduction contributions under Code Sections 125, 132(f )(4) and 401(k). Compensation does not include bonuses, incentive pay, severance payments, termination incentive payments, lump sum vacation allowances, taxable fringe benefits, stock-based compensation (whether settled in cash or stock), imputed income from life insurance, employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, employee deferrals or contributions to any nonqualified deferred compensation plan, distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, or any reimbursed expenses, such as relocation expenses and education expenses, and any other item not specifically included in compensation herein. Compensation for any Plan Year shall be limited to $205,000, as adjusted under Section 401(a)(17) of the Code.

(b)
“Compensation” means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings, commissions, overtime compensation, regular vacation pay, performance based bonuses and elective payroll deduction contributions under Code Sections 125, 132(f )(4) and 401(k) and where contractually required or collectively bargained, lump sum vacation allowances and any other item not specifically excluded from Compensation herein. Compensation does not include non-performance based bonuses, incentive pay, severance payments, termination incentive payments, lump sum vacation allowances, taxable fringe benefits, stock-based compensation (whether settled in cash or stock), imputed income from life insurance, employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, employee deferrals or contributions to any nonqualified deferred compensation plan, distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, or any reimbursed expenses, such as relocation expenses and education expenses, and any other item not specifically included in compensation herein. Compensation for any Plan Year shall be limited to $205,000, as adjusted under Section 401(a)(17) of the Code.

3.	Eligibility.

An Employee shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

4.	Pre-Tax/After-Tax/Catch-Up Contributions.

Pre-Tax, After-Tax and Catch-Up Contributions shall be deducted from a Participant’s Basic Compensation.

5.	Matching Contributions.

The Employer shall make Matching Contributions on behalf of each Participant equal to 100 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 5 percent of Basic Compensation for the payroll period.

The Employer shall make a Matching Contribution on behalf of each Participant who makes Catch-up Contributions for a payroll period in an amount equal to 100 percent of the Participant’s Catch-up Contributions that do not exceed 5 percent of such Participant’s Compensation for the payroll period.

6.	Supplemental Contributions.

(a)
The Employer shall make a Supplemental Contribution for each Plan Year on behalf of those Participants described in subsection (b) in an amount equal to a percentage of each such Participant’s Compensation, based upon his attained age on the last day of the Plan Year, as determined in accordance with the following schedule:

Attained Age on Last Day of Plan Year	Percentage of Compensation

Under age 30	1%
30 - 34	2%
35 - 39	3%
40 - 44	4%
45 - 49	5%

For Participants who
attained age 50 prior
to January 1, 1986 and
attained the following
age as of the last day of the
Plan Year:

50 - 54	6% of Compensation up to $10,000, plus 5% of Compensation in excess of $10,000

55 - 59	7% of Compensation up to $10,000, plus 5% of Compensation in excess of $10,000

60 and above	8% of Compensation up to $10,000, plus 5% of Compensation in excess of $10,000

For Participants who
attained age 50 after
December 31, 1985 and
attained the following
age as of the last day of the
Plan Year:

50 and above          5%

2

(b)
Supplemental Contributions for a Plan Year shall only be made on behalf of Participants who (1) are Employees on the last business day of the Plan Year, (2) who separated from Employment with the Employer during the Plan Year due to death, retirement on or after age 65, Disability or facility closure, (3) are not Employees on the last business day of the Plan Year solely as a result of the transfer of such Participants to an Affiliate not participating in the Plan or (4) terminated employment with the Employer as a result of permanent layoff during December 2012.

(c)	Supplemental Contributions shall be made in cash and subject to the Participant’s investment election.

7.	Vesting.

A Participant shall become vested in his or her Supplemental Contribution Account as follows:

Completed Period of Service	Vested Percentage

Less than 1 year	0%
1	20%
2	40%
3	60%
4	80%
3 years or more	100%

A Participant shall be vested in his or her Matching Contribution Account as follows:

Completed Period of Service	Vested Percentage

Less than 1 year	0%
1	25%
2	50%
3	100%
8.	Amounts Transferred from Retirement Plan.

(a)
A Participant shall be fully vested in his or her Account balance attributable to amounts transferred from the Retirement Plan for Salaried Employees of Electrodynamics, Inc. (the “Retirement Plan”) to this Plan.

(b)
A Participant who was a participant in the Retirement Plan may elect to have his or her Account balance attributable to benefits transferred from the Prior Plan to this Plan used to purchase a Qualified Joint and Survivor Annuity.  If a Participant elects a Qualified Joint and Survivor Annuity and dies before the Annuity Starting Date with a surviving spouse, the Participant’s vested Account balance shall be paid to the Participant’s surviving spouse in the form of a Qualified Pre-Retirement Survivor Annuity.  A Participant (or upon the Participant’s death, the Participant’s Beneficiary) may waive the Qualified Pre-Retirement Survivor Annuity in accordance with the terms of the Plan.

3

L3 Communication E&TS I.B.T. – Represented Employees

MSP Appendix 002-B

1.	Background

I.B.T. - Represented Employees of the L3 Communication Systems - West Division of L3 Technologies, Inc. became eligible to participate in the Plan as of January 1, 2001.  Such employees were transferred to the E&TS Division of L3 Technologies, Inc. effective as of January 1, 2012.  This Appendix applies to such employees and is effective as of January 1, 2017.

2.	Definitions.

(a)
“Compensation” means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings, commissions, overtime compensation, regular vacation pay, and elective payroll deduction contributions under Code Sections 125, 132(f )(4) and 401(k). Compensation excludes bonuses, incentive pay, severance payments, termination incentive payments, lump sum vacation allowances, taxable fringe benefits, stock-based compensation (whether settled in cash or stock), imputed income from life insurance, employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, employee deferrals or contributions to any nonqualified deferred compensation plan, distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, or any reimbursed expenses, such as relocation expenses and education expenses, and any other item not specifically included in compensation herein. Compensation for any Plan Year shall be limited to $200,000, as adjusted under Section 401(a)(17) of the Code.

(b)
“Regular Base Compensation” means for purposes of Matching Contributions and Supplemental Contributions regular base compensation computed on the straight time hourly rate, up to 40 hours per week and includes elective payroll deduction contributions under Code Sections 125, 132(f)(4) and 401(k).

(c)
“I.B.T. Contract - Represented Employee” means those Employees, as defined in Article I of the main Plan document, of the Employer who eligible to participate in the Plan pursuant to a collective bargaining agreement with the Teamsters and Warehousemen Union Local 381.

3.	Eligibility.

An I.B.T. - Represented Employee shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

4.	Matching Contributions.

The Employer shall make a Matching Contribution on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a payroll period equal to 100 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 4 percent of Regular Base Compensation for the payroll period.  Matching Contributions made prior to July 1, 2001 shall be subject to the Participant’s investment election.

6.	Supplemental Contributions.

The Employer shall make a Supplemental Contribution each payroll period in an amount equal to 2.5 percent of each Participant’s Regular Base Compensation for such payroll period.  Supplemental Contributions shall be made in cash and subject to the Participant’s investment election.

7.	Vesting.

A Participant shall always be 100 percent vested in his or her Matching Contribution Account and Supplemental Contribution Account.

2

L3 Communication E&TS I.A.M. - Represented Employees

MSP Appendix - 002-C

1.	Background.

I.A.M. - Represented Employees of the L3 Communication Systems - West Division of L3 Technologies, Inc. became eligible to participate in the Plan as of January 1, 2001.  Such employees were transferred to the E&TS Division of L3 Technologies, Inc. effective as of January 1, 2012.  This Appendix applies to such employees and is effective as of January 1, 2013.

2.	Definitions.

(a)
“Compensation” means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings, commissions, overtime compensation, regular vacation pay, and elective payroll deduction contributions under Code Sections 125, 132(f)(4) and 401(k). Compensation does not include bonuses, incentive pay, severance payments, termination incentive payments, lump sum vacation allowances, taxable fringe benefits, stock-based compensation (whether settled in cash or stock), imputed income from life insurance, employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, employee deferrals or contributions to any nonqualified deferred compensation plan, distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, or any reimbursed expenses, such as relocation expenses and education expenses, and any other item not specifically included in compensation herein. Compensation for any Plan Year shall be limited to $200,000, as adjusted under Section 401(a)(17) of the Code.

(b)
“Regular Base Compensation” means for purposes of Matching Contributions regular base compensation computed on the straight time hourly rate, up to 40 hours per week and includes elective payroll deduction contributions under Code Sections 125, 132(f)(4) and 401(k).

(c)
“I.A.M. - Represented Employee” means those Employees, as defined in Article I of the main Plan document, of the Employer who are eligible to participate in the Plan pursuant to a collective bargaining agreement with the East Coast Lodge 815 International Association of Machinists and Aerospace Workers, AFL-CIO.

3.	Eligibility.

An IAM - Represented Employee shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

4.	Matching Contributions.

The Employer shall make a Matching Contribution on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a payroll period equal to 100 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 4 percent of Compensation for the payroll period.  Matching Contributions shall be subject to the Participant’s investment election.

6.	Vesting.

A Participant shall always be 100 percent vested in his or her Matching Contribution Account.

L3 Communication E&TS I.B.E.W. – Represented Employees

MSP Appendix - 002-D

1.	Background.

I.B.E.W. – Represented Employees of the L3 Communication Systems - West Division of L3 Technologies, Inc. became eligible to participate in the Plan as of January 1, 2001.  Such employees were transferred to the E&TS Division of L3 Technologies, Inc. effective as of January 1, 2012.  This Appendix applies to such employees and is effective as January 1, 2017.

2.	Definitions.

(a)
“Compensation” means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings, commissions, overtime compensation, regular vacation pay, and elective payroll deduction contributions under Code Sections 125, 132(f )(4) and 401(k). Compensation excludes bonuses, incentive pay, severance payments, termination incentive payments, lump sum vacation allowances, taxable fringe benefits, stock-based compensation (whether settled in cash or stock), imputed income from life insurance, employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, employee deferrals or contributions to any nonqualified deferred compensation plan, distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan, or any reimbursed expenses, such as relocation expenses and education expenses, and any other item not specifically included in compensation herein. Compensation for any Plan Year shall be limited to $200,000, as adjusted under Section 401(a)(17) of the Code.

(b)
“Regular Base Compensation” means for purposes of Matching Contributions and Supplemental Contributions regular base compensation computed on the straight time hourly rate, up to 40 hours per week and includes elective payroll deduction contributions under Code Sections 125, 132(f)(4) and 401(k).

(c)
“I.B.E.W. - Represented Employee” means those Employees, as defined in Article I of the main Plan document, of the Employer who are eligible to participate in the Plan pursuant to a covered by a collective bargaining agreement with Local Union No. 2088, International Brotherhood of Electrical Workers, AFL-CIO.

3.	Eligibility.

An I.B.E.W. - Represented Employee shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

4.	Matching Contributions.

The Employer shall make a Matching Contribution on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a payroll period equal to 100 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 4 percent of Regular Base Compensation for the payroll period.  Matching Contributions made prior to July 1, 2001 shall be subject to the Participant’s investment election.

5.	Supplemental Contributions.

(a)
Except as provided in subsection (b) below, the Employer shall make a Supplemental Contribution each payroll period in an amount equal to 2.75 percent of each Participant’s Regular Base Compensation for such payroll period.  Supplemental Contributions shall be made in cash and subject to the Participant’s investment election.

(b)	No Supplemental Contribution will be made for a Participant who is a member of the East Coast Lodge 815, International Association of Machinists and Aerospace Workers, AFL-CIO.

6.	Vesting.

A Participant shall always be 100 percent vested in his or her Matching Contribution Account and Supplemental Contribution Account.

2

SPD Technologies – UAW Represented Employees

MSP Appendix – 046/047

1.	Background.

This Appendix applies to Eligible UAW Represented Employees of the SPD Technologies and is effective as of January 1, 2017.

2.	Definitions.

(a)
“Compensation” for a UAW-represented Participant means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings; commissions; incentive compensation; overtime pay; performance-based bonuses; regular vacation pay; severance payments; termination incentive payments; lump sum vacation allowances; elective payroll deduction contributions under Code Sections 125, 132(f)(4) and 401(k); and any other item not specifically excluded from Compensation herein.  Compensation does not include non-performance-based bonuses; taxable fringe benefits; stock options; imputed income from life insurance; employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan; employee deferrals or contributions to any nonqualified deferred compensation plan; distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan; or any reimbursed expenses, such as relocation expenses and education expenses.  Compensation for any Plan Year shall be limited to $200,000, as adjusted under Section 401(a)(17) of the Code.

(b)	“Eligible UAW Represented Employee” shall have the meaning:

Business Unit	Eligible Employees
Systems Protection Division
•  Employees who are represented by the UAW Local 1612 and were hired or rehired without seniority on or after July 1, 1986 but prior to July 1, 2000 and who irrevocably elected to terminate their participation in the Marine and Power Systems Retirement Plan.
•  Employees who are represented by the UAW Local 1612 and are hired or rehired without seniority on or after July 1, 2000 and who are not eligible to participate in the Marine and Power Systems Retirement Plan.

Navy Switchgear and Commercial Products Division
•  Employees who are represented by the UAW Local 1612 and were hired or rehired without seniority on or after July 1, 1998 but prior to April 10, 1999 and who irrevocably elected to terminate their participation in the Marine and Power Systems Retirement Plan.
•  Employees who are represented by the UAW Local 1612 and are hired after February 1, 1993 (employees of the former Surface Vessel and Commercial Products Division) and who are not eligible to participate in the Marine and Power Systems Retirement Plan.

Business Unit	Eligible Employees

•  Employees who are represented by the UAW Local 1612 and are hired or rehired without seniority on or after April 10, 1999 and who are not eligible to participate in the Marine and Power Systems Retirement Plan.

New Products Division	• Employees who are represented by the UAW Local 1612 and are hired after February 1, 1993 and who are not eligible to participate in the Marine and Power SystemsRetirement Plan.

3.	Eligibility.

An Eligible UAW Represented Employee shall be eligible to participate in the Plan on the date on which he or she completes one Hour of Service.

UAW Local 1612 employees of SPD Electrical Systems, Inc. and SPD Switchgear, Inc. who were participating in the SPD Technologies Retirement Plan on June 30, 2007 became eligible to receive the MSP Defined Contribution Retirement Plan (MSP-DCRP) contribution on July 1, 2007.

4.	Amount of Matching Contributions.

The Employer shall make a Matching Contribution each pay period on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions during the Plan Year equal to 50 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 6 percent of the Participant’s Compensation for such payroll period.

The Employer shall make a Matching Contribution on behalf of each Participant who makes Catch-up Contributions for a payroll period in an amount equal to 50 percent of the Participant’s Catch-up Contributions that do not exceed 6 percent of such Participant’s Compensation for the payroll period.

5.	DCRP Contributions

On behalf of each employee who is an eligible employee (as described on page 1), SPD makes a contribution (“DCRP contribution”) each payroll period of 2% of compensation for the payroll period.

DCRP contributions are made in cash and are subject to the employee’s investment direction. They are not available for loans or withdrawals.

6.	Form of Matching Contributions.

Matching Contributions on behalf of a Participant shall be made in shares of L3 Technologies, Inc. Stock.

2

7.	Vesting.

A Participant shall become vested in his or her Matching Contribution Account as follows:

Completed Years of Service	Vested Percentage

less than 1	0%

1	20%

2	40%

3	60%

4	80%

5 or more	100%

A Participant becomes fully vested in the DCRP contributions made as follows:

Completed Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

3

L3 Technologies KEO (Union Employees)

MSP Appendix - 170

1.	Background.

Employees of L3 Technologies KEO became eligible to participate in the Plan as of February 7, 2012.  This Appendix applies to employees of L3 Technologies KEO who are subject to a collective bargaining agreement and is effective as of January 1, 2017.

2.	Definitions.

“Compensation” means all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings; commissions; overtime compensation; regular vacation pay; and elective payroll deduction contributions under Code Sections 125, 132(f)(4) and 401(k).  Compensation does not include bonuses; incentive pay; severance payments; termination incentive payments; lump sum vacation allowances; taxable fringe benefits; stock-based compensation (whether settled in cash or stock); imputed income from life insurance; employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan; employee deferrals or contributions to any nonqualified deferred compensation plan; distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan; or any reimbursed expenses, such as relocation expenses and education expenses; and any other item not specifically included in Compensation herein.

3.	Eligibility.

An Employee of the Employer shall be eligible to participate in the Plan on the date he or she completes one Hour of Service; provided, however, that an Employee of the Employer shall be eligible to receive Matching Contributions only after the Employee has completed one year of Service.

4.	Matching Contributions.

The Employer shall make Matching Contributions on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a payroll period in an amount equal to 50 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed 6 percent of Compensation for the payroll period.

5.	Vesting.

A Participant shall become vested in his or her Matching Contribution Account as follows:

Completed Period of Service	Vested Percentage

Less than 3year	0%
3 years or more	100%

AMENDMENT NO. 1
TO THE
L3 TECHNOLOGIES MASTER SAVINGS PLAN
(Effective January 1, 2017)

WHEREAS,  L3 Technologies, Inc. (“L3”) maintains the L3 Technologies Master Savings Plan;

WHEREAS, L3 has the authority to amend the Plan pursuant to Section 13.1 of the Plan; and

WHEREAS, L3 would like to amend the Plan;

NOW THEREFORE, the Plan is amended as follows:

1.	Section 4.3 of the Plan is amended in its entirety to read as follows effective January 1, 2002:

A Participant who is at least age 50 by December 31 of a taxable year may elect to have Catch-Up Contributions deducted from his or her Compensation for that taxable year in an amount elected by the Participant, which may be equal to any whole percentage not to exceed 50 percent of his or her Compensation for a pay period (or such other percentage as may be designated by the Company, in writing, without formal plan amendment).  An election to make Catch-Up Contributions will be subject to the rules of Section 4.1(b), (c) and (d).

2.	Section 10.1(a) is amended by the addition of the following sentences at the end thereof effective August 1, 2013:

If the Participant so elects in accordance with Section 10.3: (i) distribution will commence no later than one year after the close of the Plan Year in which the Participant separates from service by reason of attainment of normal retirement age, death or disability; and (ii) distribution will commence no later than one year after the close of the fifth Plan Year in which the Participant separates from service for reasons other than attainment of normal retirement age, death or disability (except if the Participant is re-employed by the Company or an Affiliate before distributions commence).  Unless a Participant elects otherwise in accordance with Section 10.3, distribution of a Participant’s account balance will be in substantially equal periodic payments (not less frequently than annually) over a period of no longer than five years.

3.	Section 11.2(f) of the Plan is amended in its entirety to read as follows effective January 1, 2017:

“Required Aggregation Group of Plans” means (1) each qualified plan of the Company or an Affiliate (including a terminated plan) in which at least one Key Employee participates, and (2) any other qualified plan of the Company or an Affiliate during the Plan Year including the determination date or any of the four preceding Plan Years which enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

December 19, 2017	/s/ Kevin Weiss
Date	Kevin Weiss
Vice President, Human Resources

2

AMENDMENT NO. 2

TO THE

L3 TECHNOLOGIES MASTER SAVINGS PLAN

(Effective January 1, 2017)

WHEREAS,  L3 Technologies, Inc. (“L3”) maintains the L3 Technologies Master Savings Plan;

WHEREAS, L3 has the authority to amend the Plan pursuant to Section 13.1 of the Plan; and

WHEREAS, L3 would like to amend the Plan;

NOW THEREFORE, the Plan is amended as follows:

1.	The fifth paragraph of Section 1.12 of the Plan is amended in its entirety to read as follows effective January 1, 2018:

Compensation shall include performance based bonuses for Participants not subject to a collective bargaining agreement and for Participants subject to a collective bargaining agreement that provides for Plan participation on the same basis as for employees not covered by a collective bargaining agreement. .

2.	Section 1.50 of the Plan is amended in its entirety to read as follows effective January 1, 2019:

“Supplemental Contributions” means the contributions, other than Matching Contributions, made by an Employer as provided on Schedule B.

3.	Section 4.4 of the Plan is amended in its entirety to read as following effective January 1, 2019:

(a)

Except as provided in an Appendix or collective bargaining agreement, the Employer shall make Matching Contributions on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a Plan Year in an amount equal to 100 percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions that do not exceed five percent of the Participant’s Compensation for the payroll period for that Employer.

In addition, for any Employer listed on Schedule B as providing “true-up contributions,” the Employer shall make an additional Matching Contribution for a Plan Year equal to the difference between (1) and (2) where:

(1)
is the amount that would have been contributed as matching contributions for the Plan Year by the Employer if the matching contribution formula for the Employer were applied on an annual, rather than a pay period, basis; and

(2)
is the amount that would have been contributed as matching contributions for the Plan Year by the Employer if the matching contribution formula for the Employer were applied only on a pay period basis.

(b)
Except as provided in a collective bargaining agreement, the Employer shall make additional Matching Contributions with respect to Catch-up Contributions for a Plan Year in an amount equal to 100 percent of the Participant’s Catch-up Contributions that do not exceed five percent of Compensation for the Plan Year.

4.	Section 4.5 of the Plan is amended in its entirety to read as following effective January 1, 2019:

The Employer shall make Supplemental Contributions as set forth on Schedule B.

5.	Appendix 072 related to L-3 Communications Vertex Aerospace LLC is deleted effective June 29, 2018.

December 12, 2018	/s/ Melanie Heitkamp
Date	Melanie Heitkamp
Senior Vice President and Chief Human Resources Officer

2

AMENDMENT NO. 3

TO THE

L3 TECHNOLOGIES MASTER SAVINGS PLAN

(Effective January 1, 2017)

WHEREAS,  L3 Technologies, Inc. (“L3”) maintains the L3 Technologies Master Savings Plan;

WHEREAS, L3 has the authority to amend the Plan pursuant to Section 13.1 of the Plan; and

WHEREAS, L3 would like to amend the Plan;

NOW THEREFORE, the Plan is amended as follows effective as of the date of the merger of Leopard Merger Sub Inc. (“Leopard”) with and into L3 as contemplated by the Agreement and Plan of Merger, dated as of October 12, 2018, among L3, Harris Corporation and Leopard:

1.	Section 1.10 of the Plan is amended in its entirety to read as follows:

“Committee” means the L3Harris Technologies, Inc. Employee Benefits Committee, which administers the Plan.

2.	Section 1.27 of the Plan is amended in its entirety to read as follows:

“Investment Fund” means the investment funds offered under the Plan.  Except for the L3 Stock Fund, the Investment Funds may be changed by the Investment Committee from time to time without formal plan amendment.

3.	Section 1.28 of the Plan is amended in its entirety to read as follows:

“L3 Stock” means: (a) with respect to periods beginning on or after the date of the merger of Leopard Merger Sub Inc. (“Leopard”) with and into the Company as contemplated by the Agreement and Plan of Merger, dated as of October 12, 2018, among the Company, Harris Corporation and Leopard (the “Merger”), the common stock of L3Harris Technologies, Inc.; (b) with respect to the period beginning January 1, 2017 and ending immediately prior to the date of the Merger, the common stock of L3 Technologies, Inc.; and (c) with respect to periods ending on or before December 31, 2016, the common stock of L-3 Communications Holdings, Inc.

4.	Article I of the Plan is amended by the addition of the following Section 1.58 at the end thereof:

1.58    Investment Committee

“Investment Committee” means the L3Harris Technologies, Inc. Investment Committee.

5.	Section 2.1 of the Plan is amended in its entirety to read as follows:

The Committee shall consist of members appointed by the most senior human resources officer of the Company to serve at his or her pleasure. Any member of the Committee may resign by delivering his or her written resignation to the General Counsel of the Company.

6.	Section 2.3(f) of the Plan is amended in its entirety to read as follows:

(f)
For purposes of ERISA, the Committee shall be the “Plan Administrator” and is hereby designated as agent for service of legal process for the Plan.  The Investment Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan and its management of the assets of the Plan.  The Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan and the exercise of its administrative duties set forth in the Plan that are fiduciary acts.  The Plan Administrator and named fiduciaries may delegate any and all of their responsibilities and may consult with and hire outside experts.

7.	Section 4.1(e)(1) of the Plan is amended in its entirety to read as follows:

(1)
Unless an Eligible Employee elects otherwise, the Pre-Tax Contributions will be invested in an investment fund designated by the Investment Committee that satisfies the requirements for a “qualified default investment alternative” (QDIA) under regulations issued by the U.S. Department of Labor.   The Eligible Employee may transfer all or a portion of the amounts invested in the QDIA to other investment alternatives under the Plan to the same extent as Participants who affirmatively elected to invest in the QDIA; provided, however, that any such transfer within the first 90 days following the initial automatic Pre-Tax Contribution shall not be subject to any restrictions, fees or expenses (including without limitation surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection with the liquidation of, or transfer from, the QDIA) and following such 90-day period shall not be subject to any such restrictions, fees and expenses that are not otherwise applicable to Participants who affirmatively elected to invest in the QDIA.

8.	Section 7.1 of the Plan is amended in its entirety to read as follows:

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7.1	PARTICIPANT DIRECTED INVESTMENTS

(a)
A Participant shall have the right to direct the investment of Employee Contribution to be made on his or her behalf  in one or more of the Investment Funds in multiples of 1% (or such greater percentage as determined by the Investment Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Investment Committee.  An investment election with respect to Employee Contributions will be effective for all Employee Contributions made after the date of the election and will remain in effect until the Participant files a new investment election.  A Participant may, at any time, elect to transfer part or all of the value of his or her Employee Contribution Account balance among the Investment Funds in multiples of 1% (or such greater percentage as determined by the Investment Committee).

(b)
With respect to Employer Contributions that are made in L3 Stock pursuant to Section 4.9, a Participant shall have the right to transfer part or all of the his or her Employer Contribution Account balance attributable to such Employee Contributions in one or more of the Investment Funds in multiples of 1% (or such greater percentage as determined by the Investment Committee).   An investment election with respect to Employer Contributions will be effective for the Employer Contributions credited to the Participant’s Employer Contributions Account on the date the election is made.  Employer Contributions that are made in L3 Stock after the date of the election will remain invested in the L3 Stock Fund until the Participant makes an election to transfer such Employer Contributions out of the L3 Stock Fund.

(c)
With respect to Employer Contributions that are not made in L3 Stock pursuant to Section 4.9, a Participant shall have the right to direct the investment of such Employer Contributions in one or more of the Investment Funds in multiples of 1% (or such greater percentage as determined by the Investment Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Investment Committee.  An investment election with respect to Employer Contributions will be effective for all of such Employer Contributions made after the date of the election and will remain in effect until the Participant files a new investment election.  A Participant may, at any time, elect to transfer part or all of the value of his or her Employer Contribution Account balance among the Investment Funds in multiples of 1% (or such greater percentage as determined by the Investment Committee).

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(d)
A Participant shall have the right to direct the investment of his or her Rollover Contributions in one or more of the Investment Funds in multiples of 1% (or such greater percentage as determined by the Investment Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Investment Committee.  A separate election must be made for each Rollover Contribution.  A Participant may, at any time, elect to transfer part or all of the value of his or her Rollover  Contributions Account balance among the Investment Funds in multiples of 1% (or such greater percentage as determined by the Investment Committee).

(e)
Investment elections shall be made electronically with the Recordkeeper in accordance with the procedures established by the Committee and Recordkeeper, and shall be effective as soon as administratively feasible after receipt by the Recordkeeper; provided, however, that the initial investment election for a Rollover Contribution shall be made in writing.

9.	Section 9.10(c) of the Plan is amended in its entirety to read as follows:

(c)
A loan will be made from the Participant’s Accounts in the order determined by administrative procedures and from the Investment Funds in which such Accounts are invested on a pro-rata basis.  Immediately upon the loan being made, the Participant’s Account balance shall be reduced to reflect the outstanding loan balance.  All repayments of principal and interest on the Participant’s note shall be invested in the Investment Funds in accordance with the Participant’s investment election which is in effect at the time of the repayment.  If no election is in effect, or made, the repayments of principal and interest shall be invested in a fund that has as its objective the preservation of capital, as determined by the Investment Committee.

Effective June 29, 2019	/s/ Melanie Heitkamp
Date	Melanie Heitkamp
Senior Vice President and Chief Human Resources Officer

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